UNITED STATES

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Washington, D.C. 20549

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Prudential Financial, Inc.

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2014 P R O X Y S T A T E M E N T

Notice of Annual Meeting of Shareholders to be held on May 13, 2014

Rebuilding the Town Commons

“These projects are the latest examples of our deep and lasting commitment to Newark and our neighbors. We are proud to be an active partner in the city that has been our home for more than 138 years.”

John Strangfeld

Prudential’s Chairman and CEO

Rebuilding the Town Commons

Military Park is a six acre green space located in the heart of downtown Newark, NJ. Originally providing space for local troop drills, the Park transitioned into a town commons after the Civil War.

After many years of benign neglect, Military Park is scheduled for a make-over, thanks to significant investments from a number of organizations including Prudential. The $3.2 million project will restore historically significant statues, replace ailing trees and gardens, improve lighting, and create new seating areas and a new café. New programming in the Park will draw residents, local business employees and visitors to Newark to the site.

Rebuilding Military Park into a gathering place for all Newarkers is part of Prudential’s commitment to the city’s redevelopment.

In 2013, Prudential began a targeted campaign of investments and grant making around the site of Prudential’s new office tower. The initiative will provide up to $10 million in grants from The Prudential Foundation and $75 million in social investments that will benefit Newark businesses, community organizations and residents.

These resources will help to transform the physical and social fabric around the new tower and help expand its benefits into the surrounding neighborhoods.

Since 2010, Prudential’s Shareholder Vote Incentive Program has provided registered shareholders who vote their proxy an opportunity to have a tree planted in their name. In early 2014, this partnership between Prudential and its registered shareholders reached an important milestone: More than 500,000 trees have been planted since the program’s inception.

By voting their proxies, or electing electronic delivery of proxy materials or direct deposit of stock dividends, shareholders have supported significant reforestation efforts. Since its inception, the program has helped to restore national forests in California, Minnesota and Florida. In the past two years, efforts have focused on

Osceola National Forest, located in northern Florida, near Prudential’s regional office in Jacksonville. This year, in addition to continued efforts in Osceola National Forest, a portion of the trees selected through the program will be used to plant trees in Newark, New Jersey, in support of “Newark Greenstreets.” This project is helping to improve the environmental health of the city while providing job training for city residents. Planting trees in Newark provides another opportunity to solidify our ongoing commitment to support the city and other communities where our employees live and work.

Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102

Thomas J. Baltimore, Jr.

Gordon M. Bethune

Gaston Caperton

Gilbert F. Casellas

James G. Cullen

March 25, 2014

LETTER FROM THE BOARD OF DIRECTORS

TO OUR SHAREHOLDERS

As directors, we are pleased to be stewards of your Company. We strive to govern Prudential in a prudent and transparent manner to help the Company achieve sustainable operating and financial performance, and to deliver long-term value for our shareholders. We focus our attention on overseeing the Company’s business strategies, risk management, talent development and succession planning. We are pleased to share our progress and perspectives regarding specific actions that we undertook for our shareholders in 2013.

Outreach and Engagement

We greatly appreciate your continued response to our efforts to engage with our shareholders. In 2013, we received more than 2,500 direct communications from you.

At last year’s annual meeting, our advisory “say on pay” proposal received the support of 78 percent of the votes cast, a decrease from the previous year. Over the past year, as part of our ongoing effort to align our executive compensation program with the interests of our shareholders, we met with investors and other stakeholders to gain a deeper understanding of your opinions about our executive compensation. In response to your feedback, we made several modifications to our executive compensation program including a change in the mix of the long-term incentive program so that participants receive a greater proportion of their long-term awards in performance shares. We believe these actions are responsive to your feedback and reinforce the link between the interests of our executive officers and our shareholders.

BUILDING SUSTAINABLE GROWTH

Achieving Sustainable Performance

In 2013, the Company accomplished its goal of delivering a superior return on equity with strong performance across its businesses. This result was achieved through execution of the Company’s strategy of delivering growth organically and through targeted acquisitions in key markets and segments that complement Prudential’s business mix. The combination of organic growth and opportunities presented through the integration of Star Life and Edison Life in Japan that was acquired in 2011 and The Hartford’s Individual Life Insurance business that was acquired in the U.S in 2013, as well as the landmark pension risk transfer agreements we completed in late 2012, have distinguished the Company within the industry.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	1

Letter From the Board of Directors

Mark B. Grier

Constance J. Horner

Martina Hund-Mejean

Karl J. Krapek

Christine A. Poon

Our International Growth Story Anchored by Japan

Our International Businesses present long-term opportunities for our Company. More than half of Prudential’s employees work in our operations outside of the U.S. Today, Japan is central to our international strategy. Consequently, in April 2013, we held the Board’s annual offsite in Tokyo, the headquarters of Prudential in Japan. Over the course of several days, we met with the senior management of our Asian businesses to discuss their strategies, outlook, challenges and opportunities. We also met many employees, whose observations and experiences reinforced the strength of Prudential’s culture, commitment to doing business the right way and sharp focus on talent management.

Risk Management and the New Regulatory Environment

Managing and monitoring risks is important to our oversight of Prudential, and we take this responsibility very seriously. We regularly review the Company’s risk profile, including its approach to capital management, its operational footprint, and its investment risks and strategies.

In 2013, we also spent considerable time assessing the global regulatory environment. Last September, Prudential was designated as a non-bank “Systemically Important Financial Institution” (SIFI) by the Financial Stability Oversight Council in the U.S. and a “Global Systemically Important Insurer” (GSII) by the Geneva-based Financial Stability Board. While the capital standards and the requirements associated with leverage, liquidity, stress-testing and overall risk management have not been finalized, we have been working with management over the last year to prepare for federal oversight. We have supported their efforts to advise the Federal Reserve Board and other regulators about the important differences in the risk and operating profiles of banks and insurance companies and to influence the development of smart regulation.

Talent Development and Succession Planning

Recruiting, developing and retaining top industry talent is a key priority for the Company and it is a role in which we are actively engaged. Each fall, we spend the majority of one of our Board meetings discussing talent at all business and functional leadership levels across the Company. This exercise gives us rich insight into the Company’s pool of talent and its succession plans.

Fostering a Strong Worldwide Ethical Culture

We recognize the importance of doing business the right way in all of our locations across the globe. We expect employees, wherever they are located in the world, to adhere to strong ethical values. We work with management to set and communicate the right ethical “tone” for the Company, which guides our conduct and protects the Company’s reputation. The Company recently appointed a new chief corporate ethics officer, who is located in Japan, as a visible reminder of our worldwide commitment.

2	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Letter From the Board of Directors

Douglas A. Scovanner

John R. Strangfeld

James A. Unruh

REMEMBERING OUR COLLEAGUE AND FRIEND

William H. Gray III

In 2013, we mourned the passing of our esteemed colleague, fellow Director, and friend, William “Bill” H. Gray III. A staunch and globally recognized champion of human rights, diversity and education, Bill served as one of the highest ranking African-American members of Congress, promoted democracy in South Africa and Haiti, transformed the United Negro College Fund, and mentored a generation of political and business leaders. Bill was an active and important voice on our Board for nearly 22 years, and we will miss his wisdom, judgment and knowledge.

Your Viewpoints

We value your support, and we encourage you to share your opinions, suggestions, interests and concerns with us. You can do so by writing to us at the address below. You can also send an email to the Independent Directors at independentdirectors@ prudential.com or provide feedback on executive compensation via our website at www.prudential.com/executivecomp.

If you would like to write us, you may do so by writing Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, Vice President and Corporate Secretary, 751 Broad Street, 21st Floor, Newark, NJ 07102.

The Board of Directors of Prudential Financial, Inc.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	3

Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102

March 25, 2014

DEAR FELLOW SHAREHOLDERS:

We are pleased to invite you to the Annual Meeting of Shareholders on May 13, 2014, at 751 Broad Street, Newark, NJ, at 2:00 p.m. We hope that you will attend the meeting, but whether or not you are planning to attend, we encourage you to designate the proxies on the proxy card to vote your shares.

We are excited that shareholder voting has increased each year and are again offering a voting incentive to registered shareholders. Because of your active participation, we have planted more than 500,000 trees through the incentive initiative. This year, trees will be planted in Osceola National Forest located in Florida, as well as in residential areas located in Newark, NJ, our Company’s headquarters. These planting sites will help improve the environment we share with our neighbors.

Every shareholder’s vote is important. I thank you for your commitment to the Company and urge you to vote your shares.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

4	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF PRUDENTIAL FINANCIAL, INC.

Date: May 13, 2014	Time: 2:00 p.m.	Place: Prudential’s Corporate Headquarters 751 Broad Street, Newark, NJ 07102

AGENDA:

•	Election of 12 directors named in the proxy statement;

•	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014;

•	Advisory vote to approve named executive officer compensation;

•	A shareholder proposal regarding executive stock ownership; and

•	Transaction of other business that may properly come before the meeting.

Record date: You can vote if you were a shareholder of record on March 14, 2014.

If you are attending the meeting, you will be asked to present your admission ticket and photo identification, such as a driver’s license, as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer, Vice

President and Corporate Secretary

March 25, 2014

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Shareholders to be held on May 13, 2014: Our 2014 Proxy Statement and Annual Report for the year ended December 31, 2013, are available free of charge on our website at www.prudential.com/governance.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	5

Summary Information

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, including the election of directors and the non-binding advisory vote to approve named executive officer compensation, we call your attention to the following information about the Company’s 2013 financial performance and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete Proxy Statement.

BUSINESS HIGHLIGHTS

Financial Performance. 2013 was a year of major progress and accomplishment for our Company on many fronts:

•

Our Financial Services Businesses reported after-tax adjusted operating income of $4.6 billion and earnings per share of Common Stock of $9.67 for 2013, compared to $3.0 billion, and $6.40 per share of Common Stock, for 2012.(1)

•

We reported book value for our Financial Services Businesses, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, of $59.99 per share of Common Stock as of December 31, 2013, compared to $58.08 as of year-end 2012. Based on U.S. generally accepted accounting principles as of December 31, 2013, we reported book value for our Financial Services Businesses of $72.30 per share of Common Stock, compared to $79.04 per share as of year-end 2012.

•	Our Financial Services Businesses reported operating return on average equity based on after-tax adjusted operating income of 16.4% for 2013 compared to 11.3% for 2012.(2)

•	Assets under management reached $1.107 trillion at December 31, 2013, an increase of 4% from a year earlier.

Dividend. We moved to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013 and declared quarterly dividends totaling $1.73 per share during the year, with our fourth quarter dividend representing a 32.5% increase from prior quarters.

(1)	Adjusted Operating Income (“AOI”) and earnings per share (“EPS”) are defined in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. We use EPS and return on equity (“ROE”), which are based on AOI, and book value excluding accumulated other comprehensive income and the impact of foreign currency exchange rate measurement on net income or loss as performance measures in our incentive compensation programs.
(2)	Excludes impact on attributed equity of accumulated other comprehensive income and foreign currency exchange rate remeasurement included in net income or loss.

6	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Summary Information

COMPENSATION HIGHLIGHTS

The Compensation Committee took the following actions to improve and maintain the rigor of our executive compensation program:

•

Modified the mix of our long-term incentive program so that plan participants receive a greater portion of their long-term incentive awards in the form of performance shares and units, resulting in a more strongly performance-oriented program.

•	Required achievement of the midpoint of EPS guidance in 2014 to earn target annual incentive award funding, instead of the low point of the guidance range as in prior years.

•

Increased the rigor of the performance share program by requiring an average ROE of 13.5% over the 2013 through 2015 and 2014 through 2016 performance periods to earn a target award. For the 2014 through 2016 performance period, the Committee reduced the maximum award payment from 150% to 125% of the target award level.

•

Implemented a relative performance modifier for 2013 to balance reliance on absolute performance based on a single measures (EPS) with an assessment of performance relative to peers under our annual incentive program.

•	Reduced long-term disability payments by any non-qualified pension plan payments similar to the treatment of qualified pension plan payments.

•	Held base salaries flat in 2014 for all of the Named Executive Officers (NEOs).

For additional information, see the CD&A in this Proxy Statement.

The compensation of our NEOs reflects both our 2013 performance and the increased rigor of our annual incentive program.

Named Executive Officer	2013 Base Salary ($)	2013 Annual Incentive Award (as adjusted for mandatory deferrals)(1) ($)	2013 Long-Term Incentive Award Value(2) ($)	2013 Total Direct Compensation ($)
John R. Strangfeld	1,400,000	5,460,000	10,840,000	17,700,000
Robert M. Falzon	650,000	1,393,000	3,197,000	5,240,000
Richard J. Carbone	700,000	2,500,000	—	3,200,000
Mark B. Grier	1,190,000	4,550,000	8,950,000	14,690,000
Edward P. Baird	770,000	2,835,000	4,715,000	8,320,000
Charles F. Lowrey	770,000	3,920,000	6,180,000	10,870,000

(1)	The following amounts are not included in the 2013 Annual Incentive Award column because they have been mandatorily deferred into the Book Value Performance Program: Mr. Strangfeld $2,340,000; Mr. Falzon, $597,000; Mr. Grier, $1,950,000; Mr. Baird, $1,215,000; and Mr. Lowrey, $1,680,000.

(2)	Represents long-term awards granted in 2014 for 2013 performance.

Response to advisory vote and shareholder feedback

Approximately 78% of the votes cast at the 2013 Annual Meeting of Shareholders on the non-binding advisory vote on our named executive officer compensation were voted in support of our executive compensation program. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly review our executive compensation program to ensure alignment between the interests of our senior executives and shareholders, and made several modifications as discussed above and in more detail in the CD&A.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	7

Summary Information

RECENT CORPORATE GOVERNANCE CHANGES
•

Political Contributions. In 2013, our Corporate Governance and Business Ethics Committee amended its Charter to reflect our political disclosure and accountability policies. As a result of this amendment, the Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It also monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board.

•

Special Meeting Authorization Requirement. In 2013, the Board amended our By-laws to reduce to 10% the threshold that allows shareholders to call a special meeting. This right, as well as our established shareholder communication and engagement mechanisms, provides shareholders the opportunity to raise important matters outside the annual meeting process.

SHAREHOLDER ACTIONS

Election of Directors (Item 1)

You will find important information about the qualifications and experience of each of the director nominees whom you are being asked to elect. The Corporate Governance and Business Ethics Committee performs an annual assessment to see that your directors have the skills and experience to effectively oversee the Company. All of your directors have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Ratification of the Appointment of the Independent Registered Public

Accounting Firm (Item 2)

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2014. While we are not required to have shareholders ratify the selection of PricewaterhouseCoopers as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain PricewaterhouseCoopers as the Company’s independent auditor.

Advisory Vote to Approve Named Executive Officer Compensation (Item 3)

Shareholders are being asked to cast a non-binding, advisory (“Say on Pay”) vote on our named executive officer compensation. Last year, approximately 78% of the votes cast by our shareholders’ on this proposal supported our executive compensation program. Please see “Consideration of Last Year’s ‘Say on Pay’ Vote” in the CD&A for a discussion of how the Board and the Compensation Committee responded to the results of the 2013 advisory vote.

Consistent with the recommendation of the Board and the preference of our shareholders, we have decided to hold an annual “Say on Pay” vote. In evaluating this year’s “Say on Pay” proposal, we recommend that you carefully review the CD&A, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2013. We suggest you also refer to our corporate governance policies which are contained in this Proxy Statement.

Shareholder Proposal (Item 4)

Finally, you are also being asked to consider one shareholder proposal regarding executive stock ownership contained in this Proxy Statement.

8	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Contents

ELECTION OF DIRECTORS Page 10

11	Director Nominees

20	Corporate Governance

20	Board Leadership

23	Communication with Directors

32	Compensation of Directors

APPOINTMENT OF THE INDEPENDENT AUDITORS FOR 2013—RATIFICATION Page 27

27	Audit Committee Pre-Approval Policies and Procedures

28	Report of the Audit Committee

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AND CD&A Page 29

34	Compensation Discussion and Analysis (“CD&A”) Executive Summary

38	Philosophy and Objectives of Our Executive Compensation Program

39	How We Make Compensation Decisions

39	Role of the Compensation Consultant

52	Supplemental Compensation Analysis

55	Perquisites and Other Personal Benefits

58	2013 Summary Compensation Table

60	All Other Compensation

61	Grants of Plan-Based Awards

63	Pension Benefits

66	Nonqualified Deferred Compensation

SHAREHOLDER PROPOSAL Page 29

29	Proposal Regarding Executive Stock Ownership

Voting Securities and Principal Holders	31

General Information About the Meeting	71

Voting Instructions and Information	71

Board Recommendations	72

Attending the Annual Meeting	72

Submission of Shareholder Proposals	72

Proxy Statement

The Board of Directors of Prudential Financial, Inc. (Prudential Financial or the Company) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 13, 2014, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 25, 2014.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	9

Item 1—Election of Directors

Our Board of Directors has nominated 12 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2014 Annual Meeting. All 13 directors, then serving on the Board, attended the 2013 Annual Meeting.

Gaston Caperton, a member of the Board, has attained the age of 74 and will not stand for re-election. As a result, the Board will be reduced to 12 members immediately prior to the Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Criteria, Qualifications and Experience

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

While the Company does not have a formal policy on Board diversity, diversity is an integral part of our Corporate Governance Principles, and the Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diversity to the Board:

•	Two director nominees have worked outside the United States;

•	One director nominee is African-American;

•	One director nominee is Asian-American;

•	One director nominee is Hispanic; and

•	Three director nominees are women.

The Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

DIRECTORS’ SKILLS AND QUALIFICATIONS

academia/education

business ethics

business head/

administration

business operations

corporate governance

environmental/

sustainability/corporate

responsibility

finance/capital allocation

financial expertise/literacy

financial services industry government/public policy insurance industry international investments marketing/sales real estate risk management talent management technology/systems

It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions collegially as a unit. The Board has also carefully considered whether the slate of director nominees, taken as a whole, has representatives with the above-listed skills and qualifications.

Additionally, the Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. We have also included a chart that covers the assessment for the full Board.

10	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Item 1—Election of Directors: Director Nominees

Director Nominees

The Board of Directors recommends that shareholders vote “FOR” all of the nominees.

THOMAS J. BALTIMORE, JR. Age: 50 Director Since: October 2008	Prudential Committees: • Executive • Finance • Investment (Chair) Former Directorships Held During the Past Five Years: • Integra Life Sciences Corporation (August 2012)	Public Directorships: • RLJ Lodging Trust • Duke Realty Corporation

Mr. Baltimore has been the President and Chief Executive Officer (CEO) of RLJ Lodging Trust (a NYSE-listed real estate investment company) since May 2011. Previously, he served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011. He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Skills and Qualifications

Business Head/Administration: Over a decade of service as President of RLJ Development.

Business Operations: As President and CEO of RLJ Lodging Trust, Mr. Baltimore is responsible for the day-to-day oversight of its $3 billion portfolio, which includes 148 hotels in major markets in North America. He spent over a decade as Co-Founder and President of RLJ Development, where he was responsible for developing, implementing and assessing the company’s operating plan.

Corporate Governance: Experience serving as a director of several public companies in addition to Prudential.

Investments: Through RLJ Lodging Trust, Mr. Baltimore has been responsible for overseeing the management of nearly $2 billion in equity; formerly served as VP, Development and Finance of Hilton Hotels.

Real Estate: President and CEO of RLJ Lodging Trust and a director of Duke Realty, one of the largest commercial real estate companies in the U.S., and former Co-Founder and President of RLJ Development.

GORDON M. BETHUNE Age: 72 Director Since: February 2005	Prudential Committees: • Compensation • Corporate Governance and Business Ethics	Public Directorships: • Honeywell International Inc. • Sprint Nextel Corporation

Mr. Bethune has been Managing Director of g-b1 Partners (a travel advisory firm) since January 2005. He was Chairman and CEO of Continental Airlines, Inc. from 1996 until his retirement in December 2004. Mr. Bethune was the President and CEO of Continental Airlines from November 1994 to 1996 and served as President and Chief Operating Officer (COO) from February 1994 to November 1994. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Air Lines, Inc. and Braniff Airlines.

Skills and Qualifications

Business Head/Administration: A decade of service as CEO of Continental Airlines.

Business Operations: Served as CEO and Chief Operating Officer of Continental Airlines.

Corporate Governance: Experience serving as a director of several large public companies in addition to Prudential.

International: Experience in the travel industry, including with g-b1 Partners and several major airlines and as a director of two large public companies with international operations.

Marketing/Sales: As Chairman and CEO of Continental Airlines, transformed the company into an industry leader through innovative marketing initiatives.

Talent Management: Extensive experience in developing and implementing strategies and policies for the acquisition and development of employee talent.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	11

Item 1—Election of Directors: Director Nominees

GILBERT F. CASELLAS Age: 61 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Audit

Mr. Casellas has been Chairman of OMNITRU (a consulting and investment firm) since 2011. He was the VP, Corporate Responsibility of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. He served as the President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Skills and Qualifications

Business Ethics: At Dell Inc., he was responsible for the company’s global sustainability and corporate philanthropy functions.

Business Head/Administration: As former Chairman and CEO of EEOC, he was responsible for an annual budget of approximately $250 million and a business administration serving approximately 3,000 employees.

Business Operations: Former President and CEO of Q-linx; former COO of The Swarthmore Group.

Corporate Governance: Experience serving as a director of a private company, serving on the University of Pennsylvania Board for over 16 years and as VP, Corporate Responsibility at Dell Inc., where he oversaw the company’s global diversity, sustainability and corporate philanthropy functions. Mr. Casellas also has proven diversity experience through his appointment by the President as a civilian member to the Military Leadership Diversity Commission and as a member of the Diversity Advisory Board of Toyota Motor North America Inc., the Joint Diversity Council of Comcast Corporation, and previously as the chair of the Committee on Workplace Diversity for Yale University, a member of the board of the Hispanic Federation, a member of the board of the University of Pennsylvania, and as a member of The Coca-Cola Company’s Diversity Task Force.

Environmental/Sustainability/Corporate Responsibility: At Dell, he oversaw global diversity, sustainability and corporate philanthropy, and contributed to a company culture recognized for leadership in environmentally conscious packaging, support of diverse suppliers and human rights.

Government/Public Policy: Served as Chairman of the U.S. EEOC and as General Counsel of the U.S. Department of the Air Force.

Investments: Serves as Chairman of OMNITRU, a consulting and investment firm, and served as President and COO of The Swarthmore Group, a registered investment advisor.

Risk Management: Former member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC; former General Counsel of the U.S. Department of the Air Force; former VP, Corporate Responsibility of Dell Inc.

JAMES G. CULLEN Age: 71 Director Since: January 2001 Lead Director Since: May 2011 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation (Chair) • Executive (Chair)	Public Directorships: • Agilent Technologies, Inc. (Non-Executive Chairman) • Johnson & Johnson • NeuStar, Inc. (Non-Executive Chairman)

Mr. Cullen served as the President and COO of Bell Atlantic Corporation from December 1998 until his retirement in June 2000. Mr. Cullen was the President and CEO, Telecom Group of Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997. Mr. Cullen has also served as the Non-Executive Chairman of the Board of NeuStar, Inc. since November 2010 and Non-Executive Chairman of the Board of Agilent Technologies, Inc. since March 2005.

Skills and Qualifications

Business Head/Administration: Formerly served as President and CEO of the Telecom Group at Bell Atlantic.

Business Operations: Former President and COO of Bell Atlantic.

Corporate Governance: Experience serving as a director of several large public companies including non-executive chairman and lead director.

International: Experience as a director on the boards of several international companies and held multiple positions at Bell Atlantic.

Marketing/Sales: As Vice Chairman of Bell Atlantic, had accountability for strategic planning, business development and customer-focused network lines of business.

Talent Management: As former President and COO of Bell Atlantic, responsible for acquisition and development of employee talent.

12	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Item 1—Election of Directors: Director Nominees

MARK B. GRIER Age: 61 Director Since: January 2008

Mr. Grier has served as Vice Chairman since 2007 and a member of the Office of the Chairman of Prudential Financial since August 2002. From April 2007 through January 2008, he served as Vice Chairman overseeing the International Insurance and Investments division and Global Marketing and Communications. Mr. Grier was Chief Financial Officer of Prudential Insurance from 1995 to 1997 and has served in various executive roles. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

Skills and Qualifications

Business Head/Administration: Experience as a current and former member of senior management for several large public companies.

Business Operations: As Vice Chairman, Mr. Grier has oversight and responsibility for Finance, Risk Management, Investor Relations, Operations and Systems, Auditing, and Global Marketing and Communications.

Corporate Governance: Mr. Grier has developed corporate governance expertise through his membership on Prudential’s Board since 2008.

Environmental/Sustainability/Corporate Responsibility: As Vice Chairman, he supports ventures that create healthy and sustainable communities around the world and helps non-profit organizations achieve long-term sustainability, solidifying Prudential’s stature as a leading example of corporate citizenship and social responsibility.

Finance/Capital Allocation: Over a decade of financial experience through various roles at Prudential, including Vice Chairman overseeing International Insurance and Investments and CFO of Prudential Insurance; former executive with Chase Manhattan, a leading global financial services firm.

Financial Services Industry: Over two decades in the financial services industry.

Government/Public Policy: Mr. Grier has experience in oversight of Prudential’s public policy and government affairs function.

Insurance Industry: Insurance industry experience through service as a member of senior management.

International: Experience as a current and former member of senior management for large public companies with international operations.

Risk Management: Mr. Grier plays a key role in developing and implementing Prudential’s risk management policies and procedures.

Talent Management: Experience leading large, global teams at Prudential.

Technology/Systems: Mr. Grier has oversight and responsibility for Prudential’s Operations and Systems function.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	13

Item 1—Election of Directors: Director Nominees

CONSTANCE J. HORNER Age: 72 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation • Corporate Governance and Business Ethics (Chair) • Executive	Public Directorships: • Ingersoll-Rand plc • Pfizer Inc.

Ms. Horner served as a Guest Scholar at The Brookings Institution from 1993 to 2005, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Ms. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998.

Skills and Qualifications

Business Head/Administration: Former Assistant to the President of the U.S. and Director of Presidential Personnel; Deputy Secretary of the U.S. Department of Health and Human Services; Director of the U.S. Office of Personnel Management.

Corporate Governance: Experience serving as a director and Chair of Governance Committees of several large public companies.

Environmental/Sustainability/Corporate Responsibility: In providing oversight of sustainability issues and maintaining responsible business models for several international companies, Ms. Horner has encouraged sustainable product development and strong corporate citizenship initiatives.

Government/Public Policy: Ms. Horner has government/public policy experience through her various senior positions in the federal government, including Commissioner of the U.S. Commission on Civil Rights.

International: Experience as a director on the boards of several international companies.

Talent Management: Former Assistant to the President of the U.S. and Director, Presidential Personnel; former Director, U.S. Office of Personnel Management.

MARTINA HUND-MEJEAN Age: 53 Director Since: October 2010	Prudential Committees: • Audit

Ms. Hund-Mejean has served as the Chief Financial Officer (CFO) and a member of the Executive Committee at MasterCard Worldwide (a global transaction processing and consulting services company) since 2007. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Skills and Qualifications

Business Head/Administration: Over a decade of experience in senior positions at multiple Fortune 500 companies.

Business Operations: Has served as CFO of MasterCard Worldwide since 2007; SVP and Corporate Treasurer at Tyco; SVP and Treasurer at Lucent Technologies; and held management positions at General Motors.

Corporate Governance: Experience through her role at MasterCard, where she is responsible for Global Risk Management, Internal Audit and IR.

Finance/Capital Allocation: Over a decade of financial experience through various roles within the financial divisions at MasterCard and other companies.

Financial Services Industry: Experience through her position as CFO of MasterCard.

International: Current and former member of senior management of several public companies with international operations.

Investments: Responsibilities included $30 billion Defined Benefit Plan while serving as SVP and Treasurer of Lucent Technologies Inc. (Alcatel-Lucent).

Risk Management: Experience through her role at MasterCard, where she is responsible for Global Risk Management, including the development and implementation of MasterCard’s risk management policies and procedures.

Talent Management: Experience leading large global teams at a number of Fortune 500 companies.

14	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Item 1—Election of Directors: Director Nominees

KARL J. KRAPEK Age: 65 Director Since: January 2004

Prudential Committees:

•  Executive

• Finance (Chair)

• Investment

Former Directorships Held During the Past Five Years:

•  Visteon Corporation (June 2012)

•  The Connecticut Bank & Trust Company (April 2012)

Public Directorships: • Northrop Grumman Corporation

Mr. Krapek is a co-founder of The Keystone Companies, which was founded in 2002 and develops residential and commercial real estate. Mr. Krapek served as the President and COO of United Technologies Corporation (“UTC”) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at UTC, which he joined in 1982.

Skills and Qualifications

Business Head/Administration: Formerly served as President and COO of UTC.

Business Operations: Formerly served as President and COO of UTC.

Corporate Governance: Experience serving as a director of several large public companies.

Environmental/Sustainability/Corporate Responsibility: Led the business units of UTC when the company was at the forefront of environmental and industry firsts in sustainable equipment design that achieved increasing efficiencies in the use of energy, water and materials.

Finance/Capital Allocation: President and COO of UTC with two decades of executive level-experience reviewing financial statements and capital structures of UTC and its subsidiaries.

International: Served as current or former director of several public companies with international operations and as a former Chairman, President or CEO of several large public companies with global operations.

Real Estate: Co-founder of The Keystone Companies, which develops residential and commercial real estate.

Technology/Systems: Two decades of experience at UTC, which provides high-tech products and support to the aerospace and building industries, serving as President and Chief Operating Officer. Experience serving as a director at several companies in the technology industry.

CHRISTINE A. POON Age: 61 Director Since: September 2006	Prudential Committees: • Finance • Investment	Public Directorships: • Koninklijke Philips Electronics NV • Regeneron Pharmaceuticals

Ms. Poon has served as Dean of Fisher College of Business, The Ohio State University since May 2009. She served as Vice Chairman and a Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

Skills and Qualifications

Academia/Education: Serving as the Dean of Fisher College of Business at The Ohio State University, an international leader in business education.

Business Head/Administration: Experience as former executive of two Fortune 500 companies.

Business Operations: Currently serves as Dean of Fisher College of Business at The Ohio State University; formerly served in a variety of executive positions at two Fortune 500 companies.

Corporate Governance: Experience serving as a director of large public companies.

International: Current or former director of public companies with international operations and as former Worldwide Chair of the Pharmaceuticals Group and the Medicines and Nutritionals Group of Johnson & Johnson.

Marketing/Sales: As Worldwide Chair of the Pharmaceuticals Group at Johnson & Johnson, Ms. Poon was responsible for the strategic growth of the global pharmaceuticals group.

Talent Management: As Dean of Fisher College of Business at The Ohio State University, she is responsible for the acquisition and development of student talent.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	15

Item 1—Election of Directors: Director Nominees

DOUGLAS A. SCOVANNER Age: 58 Director Since: November 2013	Prudential Committees: • Audit Former Directorships Held During the Past Five Years: • TCF Financial Corporation (September 2010)

Mr. Scovanner has been the Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Executive Vice President of Finance and Accounting, on an interim basis, of Hudson’s Bay Company. Previously, he served as the CFO (1994 to 2012) and Executive Vice President (2000 to 2012) of the Target Corporation (a North American retailer). Prior to joining the Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company from 1979 to 1994.

Skills and Qualifications

Business Head/Administration: As CFO of Target, demonstrated business leadership and management insights; previous senior leadership roles in Finance at Fortune 500 companies.

Business Operations: As CFO of Target, led key operational and financial areas including financial planning and analysis, risk management, internal audit, internal and external communications, investor relations, indirect procurement and corporate aviation.

Corporate Governance: Experience serving as a Director and member of the Audit and Asset/Liability Management Committees of a public company; served as Chairman and Vice Chairman of the Board at private organizations.

Finance/Capital Allocation: Extensive financial expertise in cost management, creating value and resource allocation as CFO of Target, as well as previous leadership roles in Finance at other companies.

Financial Services Industry: Extensive experience in financing, mergers, acquisitions, investments and strategic transactions as CFO of Target, as well as serving as a member of the board of directors of TCF Financial Corp., a national bank holding company.

Investments: As CFO of Target, developed extensive experience in capital markets, including capital raising and derivatives.

Real Estate: Implemented and refined capital investment analysis process, which governed cumulative $40 billion-plus investment in real estate and related assets during 18 year tenure as CFO of Target.

Talent Management: Experience leading and developing a multidisciplinary team of 3,000 employees at Target.

16	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Item 1—Election of Directors: Director Nominees

JOHN R. STRANGFELD Age: 60 Director Since: January 2008 (Elected Chairman May 2008)	Prudential Committees: • Executive

Mr. Strangfeld has served as CEO and President of Prudential Financial since January 2008 and Chairman of the Board since May 2008. Mr. Strangfeld is a Member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investments divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

Skills and Qualifications

Business Head/Administration: Held a variety of executive management positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Business Operations: Responsible for developing, implementing and assessing Prudential’s operating plan.

Corporate Governance: Developed corporate governance expertise through his leadership on Prudential’s Board.

Environmental/Sustainability/Corporate Responsibility: As CEO of Prudential, has addressed social, sustainability and environmental concerns and has ensured that the company’s corporate citizenship reflects its core values, through such activities as the company’s efforts to revitalize its home city of Newark, as well as its philanthropic, employee-volunteer and educational initiatives within the country and the international community.

Finance/Capital Allocation: Over a decade of financial experience through various roles at Prudential.

Financial Services Industry: Over three decades in the financial services industry.

Insurance Industry: Previously oversaw the U.S. Insurance and Investments divisions.

International: Held a variety of executive positions at Prudential, both within the U.S. and abroad.

Investments: Held a variety of senior investment positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Risk Management: Ultimately responsible for developing and implementing Prudential’s risk management policies and procedures.

Talent Management: Advocates talent management as key component of Prudential’s corporate strategy. Actively engages the Board of Directors on talent management strategy and succession planning for senior leadership.

Technology/Systems: Oversight and responsibility for Prudential’s Operations and Systems function.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	17

Item 1—Election of Directors: Director Nominees

JAMES A. UNRUH Age: 72 Director Since: January 2001 (Director of Prudential Insurance since April 1996)	Prudential Committees: • Audit (Chair) • Executive Former Directorships Held During the Past Five Years: • Qwest Communications International, Inc. (March 2011) • CenturyLink, Inc. (May 2012)	Public Directorships: • CSG Systems International, Inc. • Tenet Healthcare Corporation

Mr. Unruh became a founding Member of Alerion Capital Group, LLC (a private equity investment group) in 1998. Mr. Unruh was with Unisys Corporation from 1987 to 1997, serving as its Chairman and CEO from 1990 to 1997. He also held executive positions with financial management responsibility, including serving as Senior Vice President, Finance, Burroughs Corporation from 1982 to 1987. In addition, Mr. Unruh serves as a director of several privately held companies in connection with his position at Alerion Capital Group, LLC.

Skills and Qualifications

Business Head/Administration: Served as Chairman and CEO of Unisys Corporation.

Business Operations: As the CEO of Unisys, was responsible for developing, implementing and assessing the company’s operating plan.

Corporate Governance: Experience serving as a director of public and private companies.

Finance/Capital Allocation: Founding member of Alerion Capital Group, a private equity investment group; former executive with responsibility for financial management at Burroughs Corporation.

International: Former Chairman and CEO of Unisys and current director of several public companies with global operations.

Investments: Experience overseeing financial management at Burroughs Corporation.

Marketing/Sales: Extensive experience in marketing at several large public companies.

Risk Management: As Chairman and CEO of Unisys, he was responsible for the company’s risk management initiatives.

Technology/Systems: Former Chairman and CEO of Unisys and currently at Alerion Capital Group, where he oversees private equity investments in later-stage technology and technology-enabled companies.

18	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Item 1—Election of Directors: Director Nominees

Summary of Director Qualifications and Experience

	Baltimore, Thomas J., Jr.	Bethune, Gordon M.	Casellas, Gilbert	Cullen, James	Grier, Mark B.	Horner, Constance J.	Hund-Mejean, Martina	Krapek, Karl J.	Poon, Christine A.	Scovanner, Douglas A.	Strangfeld, John R.	Unruh, James A.
ACADEMIA/EDUCATION experience is important because it brings perspective regarding organizational management and academic research relevant to our business and strategy.									•			
BUSINESS ETHICS experience is important given the critical role that ethics plays in the success of our businesses.			•									
BUSINESS HEAD/ADMINISTRATION experience is important since directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	•	•	•	•	•	•	•	•	•	•	•	•
BUSINESS OPERATIONS experience gives directors a practical understanding of developing, implementing and assessing our operating plan and business strategy.	•	•	•	•	•		•	•	•	•	•	•
CORPORATE GOVERNANCE experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.	•	•	•	•	•	•	•	•	•	•	•	•
ENVIRONMENTAL/SUSTAINABILITY/CORPORATE RESPONSIBILITY experience strengthens the Board's oversight and assures that strategic business imperatives and long-term value creation for shareholders are achieved within a responsible, sustainable business model.			•		•	•		•			•	
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.					•		•	•		•	•	•
FINANCIAL EXPERTISE/LITERACY is important because it assists our directors in understanding and overseeing our financial reporting and internal controls.	•	•	•	•	•	•	•	•	•	•	•	•
FINANCIAL SERVICES INDUSTRY experience is important in understanding and reviewing our business and strategy.					•		•			•	•	
GOVERNMENT/PUBLIC POLICY experience is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.			•		•	•						
INSURANCE INDUSTRY experience is important in understanding and reviewing our business and strategy.					•						•	
INTERNATIONAL experience is important in understanding and reviewing our business and strategy.		•		•	•	•	•	•	•		•	•
INVESTMENTS experience is important in evaluating our financial statements and investment strategy.	•		•				•			•	•	•
MARKETING/SALES experience is relevant to the Company as it seeks to identify and develop new markets for its financial products and services.		•		•					•			•
REAL ESTATE experience is important in understanding and reviewing our business and strategy.	•							•		•		
RISK MANAGEMENT experience is critical to the Board's role in overseeing the risks facing the Company.			•		•		•				•	•
TALENT MANAGEMENT experience is valuable in helping us attract, motivate and retain top candidates for positions at the Company.		•		•	•	•	•		•	•	•	
TECHNOLOGY/SYSTEMS experience is relevant to the Company as it looks for ways to enhance the customer experience and internal operations.					•			•			•	•

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	19

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through other communications with management.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses.

In addition, we solicit feedback from shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

Process for Selecting Directors

The Corporate Governance and Business Ethics Committee screens candidates and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of retirements over the next several years, the Committee is seeking one or more candidates who meet the criteria described under “Director Criteria, Qualifications and Experience.” The Committee is being assisted with its recruitment efforts by an independent search firm to recommend candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested. Mr. Scovanner, who was elected to the Board in November 2013, was recommended for the Committee’s consideration by a third party search firm, the directors and the CEO.

Shareholder-Recommended Director Candidates

The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications and Experience.” Shareholders recommending candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. Shareholders who wish to nominate directors directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals” in this Proxy Statement.

Director Attendance

During 2013, the Board of Directors held 10 meetings. All directors attended 100% of the combined total meetings of the full Board and the committees on which he or she served in 2013 (held during the period they served).

Director Independence

The current Board consists of 13 directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Ms. Horner, Ms. Hund-Mejean and Ms. Poon and Messrs. Baltimore, Bethune, Caperton, Casellas, Cullen, Krapek, Scovanner and Unruh) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles. In addition, the Board previously determined that Mr. Gray was an “independent” director.

Independent Director Meetings

The independent directors generally meet in executive session at both the beginning and the end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

Board Leadership

Currently, our Board leadership structure consists of a Chairman (who is also our CEO), a Lead Independent Director, and strong committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and CEO, but considers the continued appropriateness of this structure at least annually.

20	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Corporate Governance: Letter from the Lead Independent Director

Letter from the Lead Independent Director

Under our Corporate Governance Principles, Prudential’s independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but for no more than three years. I am honored that my fellow independent directors elected me for the past three years. This May ends my term, and I will step down from the role of Lead Independent Director at our Annual Meeting.

Over the past three years, this Board presided over a period of tremendous change and growth, in which we have entered new businesses. The completion of two landmark pension risk transfer transactions in Retirement redefined the conversation about the pension market, and our acquisition of the Hartford’s Individual Life Insurance business reaffirmed our commitment to the Life business, while bringing Hartford’s spirit of innovation and creativity to Prudential.

In conjunction with these business achievements, the Board has focused on a number of key initiatives, including:

Talent Management Talent management and succession planning are critical to excellent performance and achieving shareholder value. Recognizing that talent of all employees is key to the Company’s success, the Board actively engages in discussions with senior management about key talent indicators for the overall workforce, including climate, diversity, recruiting and development programs.

Risk Oversight While the Board is proud of Prudential’s business growth over the past three years, we are cognizant of the complex regulatory environment under which we operate, including our designations as a SIFI and a GSII. This environment challenges the Board and management to be vigilant in identifying and assessing risk, and balancing this with the Company’s long-term business objectives.

Engagement and Outreach Our proactive shareholder engagement program provides the Board and management with knowledge about the issues that are important to our shareholders. We consider your opinions seriously and we use your feedback to inform our governance and executive compensation policies. This is reflected in the changes we made to our executive compensation program for 2014.

Sustainability The Board’s commitment to sustainability is evident in the Charter of the Corporate Governance and Business Ethics Committee, which includes oversight of environmental, social and governance (“ESG”) related issues, and ESG skills and expertise are considered a core competency for our Board members. Our annual Sustainability Report articulates, measures and reports our environmental, social and governance activities. In 2013, our pledge to sustainability resulted in Prudential receiving the prestigious New Jersey Governor’s Environmental Excellence Award in the Healthy and Sustainable Businesses category.

To stay competitive in a business and regulatory environment that is undergoing historic changes, the Board continually evaluates and adjusts our governance and oversight processes. The combined skills of our directors create a multi-faceted Board that is dedicated to serving the best interests of the Company. I am proud to work side-by-side with my fellow directors on your behalf and look forward to continuing to serve you as an independent director.

We remain focused on the needs of our clients, committed to prudent risk management, disciplined about talent management, and determined to build on our leading competitive position. Our people and culture have positioned us to meet these objectives, and we have never been more confident in our ability to create long-term value for our shareholders.

On behalf of the entire Board, thank you for your support and vote of confidence.

James G. Cullen Lead Independent Director

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	21

Corporate Governance

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and certain of its businesses. Other important categories of risk are assigned to designated Board committees (which are comprised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee: risks related to financial controls, legal, regulatory and compliance issues, and the overall risk management governance structure and risk management function;

•

Finance Committee: risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital, major capital transactions and expenditures, funding of benefit plans, statutory insurance reserves and policyholder dividends, and the strength of the finance function;

•	Investment Committee: investment risk, and the strength of the investment function;

•	Compensation Committee: the Company’s compensation programs so that they do not encourage unnecessary or excessive risk-taking; and

•

Corporate Governance and Business Ethics Committee: the Company’s political contributions, lobbying expenses and overall political strategy, as well as the Company’s environmental, sustainability and corporate social responsibility to minimize reputational risk and focus on future sustainability.

In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level.

In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function and management’s establishment of appropriate systems for managing risk (including brand and reputational risk), credit/counterparty risk, market risk (including interest rate and asset/liability matching risk), insurance risk, product risk, operational risk, legal and regulatory/compliance risk, liquidity and capital risk, and emerging risk/event risk.

During 2013, the full Board received reports on the most important strategic issues and risks facing the Company. The

Board and committees also received reports from the Company’s Chief Risk Officer and other senior management regarding compliance with applicable risk-related policies, procedures and limits.

The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions they oversee operate independently of the business to separate management and oversight. Employee appraisals evaluate employees with respect to risk and ethics.

We monitor the risks associated with our executive compensation program and individual compensation decisions, on an ongoing basis. Each year since 2009, management has undertaken a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management has presented these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans and the process to determine compensation pools and awards for employees and analyzed how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s compensation plans allow for discretionary adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Moreover, senior management is subject to a share retention policy, and historically a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

In 2013, the Compensation Committee again received an updated risk assessment of our compensation program to supplement and expand on the studies conducted each year since 2009.

22	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Corporate Governance

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Communication with Directors

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website www.prudential.com/executivecomp.

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

SHAREHOLDER ENGAGEMENT

In 2013, we continued our philosophy of engagement, communication, and transparency in a variety of ways, including the following:

•

Providing multiple avenues for shareholders to communicate with the Company and the Board. Each of the over 10,000 comments received from shareholders in the last four years has received a written response. Shareholders also continued to use the mechanisms available through www.prudential.com/governance to provide input.

•

Keeping with our commitment to sustainable practices, we asked shareholders to tell us if they prefer paper or electronic delivery for their annual proxy materials. As a result we increased shareholder participation in our Annual Meeting of Shareholders via electronic delivery by almost 150%

•

Continuing our philosophy of promoting greater communication with our institutional shareholders on corporate governance issues. In 2013, we engaged with shareholders representing over a majority of our stock ownership. Our shareholders’ feedback is directly reflected in the modifications made to this year’s executive compensation program including more performance related compensation, more pay for performance correlation and reducing long-term disability payments by any non-qualified pension benefit payments.

Committees of the Board of Directors

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Finance and Investment. The primary responsibilities of each of the committees are set forth below, together with their current membership and number of meetings. The committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards.

Audit Committee

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	23

Corporate Governance

risks related to financial controls and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function. Among other things, the Audit Committee: (1) appoints the independent auditor and evaluates its independence and performance; (2) reviews the audit plans for and results of the independent audit and internal audits; and (3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements. The Board of Directors has determined that all of our Audit Committee members, Messrs. Unruh, Casellas and Scovanner and Ms. Hund-Mejean, are audit committee financial experts as defined by the SEC.

Compensation Committee

The Compensation Committee oversees the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Corporate Governance and Business Ethics Committee

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies, its political contributions and lobbying expenses policy, and its strategy and reputation regarding environmental stewardship and sustainability responsibility throughout the Company’s global businesses.

Executive Committee

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise.

Finance Committee

The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, subsidiary structure and major capital expenditures.

Investment Committee

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Certain Relationships and Related Person Transactions

The Company has adopted a written Related Party Transaction Approval Policy that applies when:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	the amount involved exceeds $120,000; and

•

a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest.

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that there was one reported transaction that qualified as a related party transaction during 2013. Mr. Falzon became Chief Financial Officer and an executive officer of the Company effective March 4, 2013. His brother, Michael Falzon, has been an employee of the Company since 1996. Michael Falzon is currently a Vice President for Information Systems. In 2013, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was less than $300,000. His compensation is similar to the compensation of other employees holding equivalent positions.

24	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Corporate Governance

ENVIRONMENT AND SUSTAINABILITY

The Board of Directors formalized its oversight of Prudential’s commitment to the environment and sustainability in 2011. The Governance and Business Ethics Committee added oversight of environmental and sustainability areas to its charter and included these skills among the qualifications and experiences needed to oversee the Company.

In 2013, the Company made significant progress in this area, including:

•

Hosting its first formal stakeholder engagement on sustainability facilitated by Ceres, a nonprofit focused on corporate sustainability and environmental performance. Feedback from the group has guided the company’s efforts in continuous improvement.

•	Releasing Prudential’s second sustainability report — “Keeping Our Promises” — with stakeholder feedback shaping the content. It is available at www.prudential.com/sustainability.
•	Energizing a second set of solar arrays at the company’s Roseland, NJ facilities.

•

Participating in the International Integrated Reporting Pilot by creating frameworks that communicate the full story of Prudential’s long-term shared value creation. See the back cover of this Proxy Statement for more information.

•

Engaging with industry groups, advocates and shareholders on our efforts. Notably, Prudential executives served on the Investor Working Group helping to develop The 21st Century Investor: A Blueprint for Sustainable Investing.

•

In recognition of its environmental commitment and corporate social responsibility, Prudential received the prestigious New Jersey “Governor’s Environmental Excellence Award for Healthy and Sustainable Business.”

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	25

Corporate Governance

Policy on Shareholder Rights Plan

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of PAC contributions, including those from the federal PAC and two state PACs. We also include information on annual dues, assessments and contributions of $50,000 or more to trade associations and tax-exempt groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

Environmental, Sustainability and Corporate Social Responsibility

The Corporate Governance and Business Ethics Committee has oversight of environmental issues and policies. In addition, three of our Board members sit on the Community Resources Oversight Committee, which oversees

Prudential’s corporate social responsibility work. These directors inform the Company’s social responsibility efforts in strategic philanthropy, employee engagement, corporate community involvement and investing for social return.

CORPORATE COMMUNITY INITIATIVES

•

The Prudential Foundation contributed $29 million to non-profit organizations focused on improving education outcomes for children and transforming neighborhoods into thriving economically diverse communities.

•	Prudential’s Social Investment program committed $100 million to non-profits and businesses creating opportunities for disadvantaged communities.
•	Prudential donated nearly $14 million in corporate contributions to nonprofit and non-governmental organizations across the globe, including $2.7 million to projects serving U.S. veterans.

•	Prudential employees continued the Company’s long tradition of corporate community involvement donating countless hours of their time and talent.

GOOD GOVERNANCE PRACTICES

A commitment to strong and sustainable corporate governance is a hallmark of the Board’s stewardship on behalf of shareholders and other stakeholders. As such, we continuously review our practices to ensure effective collaboration of management and the Board.

•	Of the Board’s 13 Directors, 11 are independent, including a Lead Independent Director.

•	Directors are elected annually by a majority of votes cast in an uncontested election.

•

The Board has adopted and published committee charters and a charter for its Lead Independent Director to guide its oversight and independent governance leadership (these charters are available at www.prudential.com/governance).

•	The Board conducts an annual self-evaluation, a review of Board independence and key committee self-evaluations.

•	New Directors receive an orientation and participate in continuing education on critical topics and issues.

•	We have stock ownership and stock retention guidelines for our executives and Directors.

•	We have specific policies and practices to align executive compensation with long-term shareholder interests.

•	We have a derivatives, hedging and pledging policy for Section 16 officers and Directors.

•	An executive compensation clawback policy has been included in the Book Value Performance Program.

•	The Board reviews management talent and succession at least annually.

•	There is no shareholder rights plan or “poison pill.”

•	The threshold to call a special meeting is 10% of shareholders.

•	There is no automatic enhancement of executive incentive compensation upon a change in control.

26	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2014. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

Fees Paid To PricewaterhouseCoopers LLP

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2013 and 2012.

Worldwide Fees (In Millions)

Service	2013	2012
Audit(A)	$45	$43
Audit-Related(B)	$4	$4
Tax(C)	$1	$2
All Other	—	—
Total	$50	$49

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on new accounting standards, acquisitions and International Financial Reporting Standards (IFRS).

(C)	The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2013, tax compliance and preparation fees total $1.3M and tax advisory fees total $0.1M and in 2012, tax compliance and preparation fees total $1.4M and tax advisory fees total $0.9M.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees paid by these entities of $12M in 2013 and $12M in 2012 and that these fees relate to audit and tax services.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

PricewaterhouseCoopers has been the Company’s independent auditor since 1996.

A new Lead Audit Partner is designated at least every five years to provide a fresh perspective. Consistent with this practice, a new Lead Audit Partner was designated for 2012, in consultation with the Audit Committee.

In determining whether to reappoint the independent auditor, the Audit Committee considers the length of time the firm has been engaged, in addition to considering the quality of the discussions with the independent auditor and an assessment of the past performance of both the Lead Audit Partner and PricewaterhouseCoopers.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $250,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other services described above were approved by the Audit Committee before services were rendered.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	27

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board of directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2014.

ENHANCING COMMUNICATION THROUGH

AUDIT COMMITTEE REPORTING

In 2013, The Center for Audit Quality and a group of nationally recognized U.S. corporate governance and policy organizations, jointly released a paper entitled “Enhancing the Audit Committee Report: A Call to Action,” which encouraged audit committees of public companies to proactively consider strengthening their public disclosures to more effectively convey the critical work of audit committees to investors and stakeholders. Prudential was featured as an example of a company exhibiting voluntary practices of strengthened audit committee disclosures.

Report of the Audit Committee

Four non-management directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees.

In addition, the Board of Directors has determined that all of our Audit Committee members: Messrs. Unruh, Casellas and Scovanner and Ms. Hund-Mejean satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2013 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB.

The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers and an assessment of the professional qualifications and past performance of the Lead Audit Partner and PricewaterhouseCoopers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

THE AUDIT COMMITTEE

James A. Unruh (Chairman)

Gilbert F. Casellas

Martina Hund-Mejean

Douglas A. Scovanner

28	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Item 3—Advisory Vote to Approve Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our fiscal 2013 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board will, however, as it has done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

The Board has adopted a policy providing for annual “Say on Pay” advisory votes. Accordingly, the next “Say on Pay” vote will occur in 2015.

Item 4—Shareholder Proposal Regarding Executive Stock Ownership

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, beneficial owner of 80 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

Item 4 – Executives To Retain Significant Stock

Resolved: Shareholders urge that our executive pay committee adopt a policy requiring senior executives to retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy before our Company’s next annual meeting. For the purpose of this policy, normal retirement age would be an age of at least 60 and determined by our executive pay committee. Shareholders recommend that the committee adopt a share retention percentage requirement of 50% of net after-tax shares.

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors would be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate our Company’s existing contractual obligations or the terms of any pay or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our company D for executive pay with $33 million for John Strangfeld and shareholders faced a potential 13% dilution. Unvested equity pay would not lapse upon CEO termination. Our company could give long-term incentive pay to our CEO

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	29

Item 4—Shareholder Proposal Regarding Executive Stock Ownership

for below-median performance. Prudential had not linked environmental or social performance to its incentive pay policies. There was a 23% vote against our executive pay in 2013.

GMI rated our board D. Executive Mark Grier (paid $13 million) was on our board in addition to our CEO. Director Karl Krapek was negatively flagged by GMI for his involvement with the Visteon Corporation bankruptcy. James Cullen, our Lead Director, was overcommitted with seats on a total of 4 company boards. All the directors on our executive pay committee were over age 70. Not one member of our audit committee had substantial industry knowledge and not one independent director had expertise in risk management.

Prudential had not yet implemented OSHAS 18001 as its occupational health and safety management system, nor did it disclose its workplace safety record in its annual report. Prudential was rated as having Very Aggressive Accounting & Governance Risk—higher than 99% of companies. Prudential also had higher shareholder class action litigation risk than 98% of all rated companies.

Returning to the core topic of this proposal from the context of our clearly improvable corporate performance, please vote to protect shareholder value: Executives to Retain Significant Stock – Item 4

Board of Directors’ Statement in Opposition to the Proposal

Our Board of Directors has carefully considered this proposal. While we agree that senior executives should own a significant amount of company stock to align their interests with those of our shareholders, the Board believes the proposal is unnecessary. Our current stock ownership guidelines, stock retention requirements and prohibition on derivative trading, hedging and pledging already accomplish the goal of the proposal. In addition, the anti-diversification strategy of the proposal would not be considered prudent investment advice for any investors including our senior executives.

Stock Ownership Guidelines

Consistent with our belief in the value and importance of long-term retention of equity compensation, we have stock ownership guidelines that encourage our executives to build their ownership position over time. The ownership guidelines range from two times a senior vice president’s salary, to three times a vice chairman and executive vice president’s salary and five times the CEO’s salary. All of our current NEOs, with the exception of Mr. Falzon, who was promoted to CFO and Executive Vice President in March 2013, meet and will exceed individual stock ownership levels. John Strangfeld holds 21 times and Mark Grier holds 20 times their respective base salaries.

Stock Retention Requirements

We also have stock retention requirements for our executive officers that require them to retain 50% of net shares (after payment of the exercise price and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold these shares until the later of one year following the date of acquisition (even if this one-year holding period extends beyond termination of employment) or the date the executive satisfies our stock ownership guidelines.

Prohibition of Derivative Trading and Hedging and Pledging

In addition, we prohibit all employees, including the NEOs, as well as Board members, from engaging in any hedging transactions with respect to any equity securities of the Company. We also prohibit our Section 16 officers and Board members from pledging or using the Company’s securities as collateral to secure personal loans or other obligations, which includes holding shares of common stock in a margin account.

The Board believes that, contrary to the proposal, our current executive compensation programs coupled with our policies on stock ownership, stock retention and our prohibition on derivatives trading and hedging and pledging our securities, effectively balance the goals of providing executive officers with a focus on long-term stockholder value, creating meaningful retention incentives, permitting for recruitment of executive talent and allowing our executives to prudently manage their personal financial affairs.

Therefore, your board recommends that you vote “AGAINST” this proposal.

30	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Voting Securities and Principal Holders

BENEFICIAL OWNERSHIP

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
Common Stock	BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	36,143,616	(1)	7.8%
Class B Stock	National Union Fire Insurance Company of Pittsburgh, PA c/o AIG Asset Management (U.S.), LLC 2929 Allen Parkway, Suite A-36-04, Houston, TX 77019	885,714	(2)	44.3%
Class B Stock	Lexington Insurance Company, c/o AIG Asset Management (U.S.), LLC 2929 Allen Parkway, Suite A-36-04, Houston, TX 77019 Lexington Insurance Company	914,286	(2)	45.7%
Class B Stock	Pacific Life Corp. 700 Newport Center Drive, Newport Beach, CA 92660	200,000	(3)	10.0%

(1)	Based on information as of December 31, 2013 contained in a Schedule 13 G/A filed with the SEC on February 10, 2014 by BlackRock, Inc. The Schedule 13 G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of these shares and sole voting power with respect to 30,262,778 of these shares.

(2)	National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company are subsidiaries of American International Group, Inc. (“AIG”), resulting in AIG beneficially owning 90% of the Class B Stock. AIG has informed us that its subsidiaries have sole voting and dispositive power with respect to these shares.

(3)	Pacific Life Corp. has informed us that it has sole voting and dispositive power with respect to these shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock or more than 5% of the voting power of the combined Common Stock and Class B Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 14, 2014, by:

•	each Director and Named Executive Officer; and

•	all Directors and Executive Officers of the Company as a group.

None of our Directors or executive officers own Class B Stock.

Name of Beneficial Owner	Common Stock		Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned(1)	Director Deferred Stock Units / Additional Underlying Units(2),(3),(4),	Total Shares Beneficially Owned Plus Underlying Units
Thomas J. Baltimore, Jr.	250			250	23,971	24,221
Gordon M. Bethune	13,935			13,935	1,831	15,766
Gaston Caperton	8,648			8,648	13,892	22,540
Gilbert F. Casellas	500			500	27,245	27,745
James G. Cullen	2,033			2,033	40,206	42,239
Constance J. Horner	6,720			6,720	4,287	11,007
Martina Hund-Mejean	128			128	8,923	9,051
Karl J. Krapek	1,007			1,007	39,883	40,890
Christine A. Poon	6,125			6,125	12,289	18,414
Douglas A. Scovanner	4,600			4,600	1,611	6,211
James A. Unruh	27,814			27,814	7,534	35,348
John R. Strangfeld	321,568	(5)	964,720	1,286,288	440,299	1,726,587
Mark B. Grier	271,147		566,671	837,818	326,177	1,163,995
Robert M. Falzon	21,745		0	44,675	83,254	104,999
Richard J. Carbone	4,715		119,442	124,157	70,502	194,659
Edward P. Baird	73,238		379,897	453,135	165,568	618,703
Charles F. Lowrey	51,365		368,773	420,138	206,676	626,814
All directors and executive officers as a group (23 persons)	970,175		2,899,713	3,869,888	1,803,803	5,673,691

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 14, 2014.

(2)	Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 23,971; Mr. Bethune, 1,831; Mr. Caperton, 13,892; Mr. Casellas, 27,245; Mr. Cullen, 40,206; Ms. Horner, 4,287; Ms. Hund-Mejean 8,923; Mr. Krapek, 39,883; Ms. Poon, 12,289; Mr. Scovanner, 1,611; Mr. Unruh, 7,534; and Mr. Strangfeld, 38,209.

(3)	Includes the following shares representing the target number of shares to be received upon the attainment of ROE and EPS goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 89,204; Mr. Grier, 72,015; Mr. Falzon, 17,597; Mr. Carbone, 14,198; Mr. Baird, 36,732; and Mr. Lowrey, 45,416.

(4)	Includes the following unvested stock options: Mr. Strangfeld, 312,886; Mr. Grier, 254,162; Mr. Falzon, 65,657; Mr. Carbone, 56,304; Mr. Baird, 128,836; and Mr. Lowrey, 161,260.

(5)	Includes 4,400 shares held by the John and Mary K. Strangfeld Foundation.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Each Director, executive officer of the Company and greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that during 2013 our Directors, executive officers and greater than 10% beneficial owners of Common Stock timely filed all reports required by Section 16(a), except a report for Nicholas Silitch, an officer, reporting the off-cycle vesting of previously awarded Restricted Stock Units was not timely filed due to an administrative oversight.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	31

Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of the non-employee Directors periodically (generally every three years) and recommends changes to the Board, when it deems appropriate. In 2013, the Committee engaged an independent compensation consultant, James F. Reda & Associates, LLC, to review the existing Director compensation program as the program had last been evaluated in 2011. As a result of this review, the Committee recommended to the Board, and the full Board approved, a new compensation program for non-employee Directors which became effective on January 1, 2014. This program is intended to bring the compensation of the non-employee Directors in line with market practice and it is expected to remain in place for approximately three years.

The following table describes the components of the non-employee Director compensation program in effect during 2013 and the new compensation program that became effective January 1, 2014:

*Compensation Element	2013 Compensation Program	2014 Compensation Program
Annual Retainer	$120,000, which may be deferred, at the Director’s option	$150,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$120,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None	None
Chair Fee	$25,000 for the Audit Committee $20,000 for the Compensation Committee $15,000 for all other committees*	$35,000 for the Audit Committee $30,000 for the Compensation Committee $20,000 for all other committees*
Lead Director Fee	$50,000	$50,000
Meeting Fee for members of the Company’s Community Resources Oversight Committee**	$1,250 per meeting	$1,250 per meeting
New Director Equity Award (one-time grant)	$120,000 in restricted stock units that vest after one year	$150,000 in restricted stock units that vest after one year
Stock Ownership Guidelines	Ownership of Common Stock or deferred stock units that has a value equivalent to six times the annual cash retainer within six years of joining the Board***	Ownership of Common Stock or deferred stock units that has a value equivalent to six times the annual cash retainer within six years of joining the Board***

*	Includes any non-standing committee of the Board that may be established from time to time, but excluding the Executive Committee.

**	This is a committee composed of members of management and the Board. This Committee typically meets on a separate day following the Board and Board committee meetings. The non-employee Directors on this committee currently consist of Messrs. Casellas and Caperton and Ms. Horner. The Community Resources Oversight Committee met three times in 2013.

***	As of December 31, 2013, each of our non-employee Directors satisfied this guideline, with the exception of our newest Director, Mr. Scovanner, who joined the Board in November 2013. For purposes of the stock ownership guidelines, once a non-employee Director satisfies his or her stock ownership level, the Director will be deemed to continue to satisfy the guidelines without regard to fluctuation in the value of the equity securities owned by the Director.

The Company maintains a Deferred Compensation Plan for Non-Employee Directors (the “Plan”). Prior to 2011, 50% of the annual Board and committee retainer was deferred in a notional account that replicates the performance of our Common Stock. Since 2011, 50% of the annual Board and committee retainer was awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). In addition, a non-employee Director can elect to invest the cash portion of his or her retainer and fees in accounts that replicate investments in either shares of our Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). Prior to 2011, the Plan required that distributions begin in the year a Director reaches the age of 70 1/2. Beginning in 2011, the Plan does not require distributions of fees earned after 2010 to commence when a Director reaches the age of 70 1/2. Instead, the Plan provides for distributions to commence upon termination of Board service or retirement or while a Director remains on the Board. Each Director receives dividend equivalents on the restricted stock units contained in his or her deferral account, which are equal in value to dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

Under the Director compensation program, if a non-employee Director satisfies the stock ownership guidelines, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the Director’s option), and may be deferred beyond vesting at the Director’s election. If a Director does not satisfy the stock ownership guidelines, the restricted stock units are automatically deferred until termination of Board service.

DIRECTOR STOCK

OWNERSHIP GUIDELINES

Each director is expected, within six years of joining the Board, to own Common Stock or deferred stock units that have a value equivalent to six times his or her annual cash retainer.

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Compensation of Directors

2013 DIRECTOR COMPENSATION

	Fees Earned or Paid in
Name	Cash($)	Stock Awards($)(1)	Total($)
Thomas J. Baltimore, Jr.	135,000	120,000	255,000
Gordon M. Bethune	120,000	120,000	240,000
Gaston Caperton	123,750	120,000	243,750
Gilbert F. Casellas	123,750	120,000	243,750
James G. Cullen	190,000	120,000	310,000
William H. Gray III(2)	60,000	120,000	180,000
Constance J. Horner	138,750	120,000	258,750
Martina Hund-Mejean	120,000	120,000	240,000
Karl J. Krapek	135,000	120,000	255,000
Christine A. Poon	131,250	120,000	251,250
Douglas A. Scovanner	20,000	120,000	140,000
James A. Unruh	145,000	120,000	265,000

(1)	Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. As of December 31, 2013, the aggregate balance in each of the non-employee Directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years) and the year-end values were as follows: Mr. Baltimore: 23,971 and $2,210,605; Mr. Bethune: 1,831 and $168,854; Mr. Caperton: 14,004 and $1,291,448; Mr. Casellas: 27,245 and $2,512,533; Mr. Cullen: 40,206 and $3,707,797; Ms. Horner: 4,287 and $395,347; Ms. Hund-Mejean: 8,923 and $822,879; Mr. Krapek: 44,466 and $4,100,654; Ms. Poon: 12,289 and $1,133,291; Mr. Scovanner: 1,611 and $148,566 and Mr. Unruh: 10,250 and $945,255.

(2)	Mr. Gray passed away on July 1, 2013 and his deferred compensation account was paid out to his beneficiary in accordance with the Prudential Non-Employee Deferred Compensation Plan.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	33

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2013 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

NAMED EXECUTIVE OFFICERS (NEOS)

•	John R. Strangfeld, our Chairman and Chief Executive Officer;

•	Robert M. Falzon, our Executive Vice President and Chief Financial Officer (effective March 4, 2013);

•	Richard J. Carbone, our former Executive Vice President and Chief Financial Officer (through March 4, 2013);
•	Mark B. Grier, our Vice Chairman;

•	Edward P. Baird, our Executive Vice President and Chief Operating Officer, International Businesses; and

•	Charles F. Lowrey, our Executive Vice President and Chief Operating Officer, U.S. Businesses.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for fiscal year 2013.

Executive Summary

BUSINESS HIGHLIGHTS

Our Business

We are a global financial services business with $1.107 trillion of assets under management as of December 31, 2013, with operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 27, 2014.

2013 Business Highlights

While financial markets showed signs of recovery over the past 12 months, uncertainty and challenges remain in the global economy and markets. Throughout this period, as a result of our steady leadership, we continued to seize opportunities and further differentiate ourselves from the competition. Our performance in 2013 was strong and continued to reflect our attention to capital deployment, balanced business mix, and effective execution of our individual business strategies.

Consequently, we were able to deliver strong results for our shareholders in a challenging environment of continued low interest rates and far-reaching regulation of the financial services industry.

We recorded the following significant accomplishments in 2013:

•

Our Financial Services Businesses reported after-tax adjusted operating income of $4.6 billion and posted earnings per share of Common Stock of $9.67, compared to $3.0 billion, and $6.40 per share, for 2012.

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Compensation Discussion and Analysis: Executive Summary

•	Our Financial Services Businesses reported operating return on average equity based on after-tax adjusted operating income of 16.4% for 2013 compared to 11.3% for 2012(1).

•

Based on U.S. generally accepted accounting principles, our Financial Services Businesses reported a net loss of $713 million, or $1.55 per share of Common Stock, for 2013, compared to net income of $479 million, or $1.05 per share, in 2012.

•

We reported book value for our Financial Services Businesses, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, of $59.99 per share of Common Stock as of December 31, 2013, compared to $58.08 as of year-end 2012. Based on U.S. generally accepted accounting principles as of December 31, 2013, we reported book value for our Financial Services Businesses of $72.30 per share of Common Stock, compared to $79.04 per share as of year-end 2012.

•	Assets under management reached $1.107 trillion at December 31, 2013, an increase of 4% from a year earlier.

•

We moved to a quarterly Common Stock dividend schedule beginning in the first quarter of 2013 and declared quarterly dividends totaling $1.73 per share during the year, with our fourth quarter dividend representing a 32.5% increase from prior quarters.

•

In January 2013, we acquired The Hartford’s Individual Life Insurance business, including approximately 700,000 life insurance policies with a net retained face amount in force of approximately $141 billion, through a reinsurance transaction for cash consideration of $615 million.

•

We successfully completed issuances of long-term debt totaling $2.3 billion for general corporate purposes and repaid $1.5 billion of high coupon debt prior to maturity, including $920 million of 9% junior subordinated debt and $615 million of senior debt with a weighted average interest rate of approximately 6%.

•

We repurchased $750 million of our outstanding shares of Common Stock, including $500 million under a program announced in June 2013 to repurchase up to $1 billion of our outstanding shares of Common Stock through June 2014.

•

We enhanced our financial flexibility through a ground-breaking transaction in November providing a $1.5 billion source of liquidity to Prudential Financial, Inc. through rights to issue senior debt in exchange for U.S. Treasury securities held by a trust.

In 2013, we also continued to benefit from effective capital management, which remains a significant priority. We believe that maintaining robust capital and liquidity positions provides us with a protective cushion during difficult periods, as well as the ability to pursue new opportunities.

(1)	Excludes impact on attributed equity of accumulated other comprehensive income and foreign currency exchange rate remeasurement included in net income or loss.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	35

Compensation Discussion and Analysis: Executive Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Committee took the following actions to improve and maintain the rigor of our executive compensation program:

•

Modified the mix of our long-term incentive program so that plan participants receive a greater portion of their long-term incentive awards in the form of performance shares and units, resulting in a more strongly performance-oriented program.

•	Required achievement of the midpoint of EPS guidance in 2014 to earn target annual incentive award funding, instead of the low point of the guidance range as in prior years.

•

Increased the rigor of the performance share program by requiring an average ROE of 13.5% over the 2013 through 2015 and 2014 through 2016 performance periods to earn a target award. For the 2014 through 2016 performance period, the Committee reduced the maximum award payment from 150% to 125% of the target award level.

•

Implemented a relative performance modifier for 2013 to balance reliance on absolute performance based on a single measure (EPS) with an assessment of performance relative to peers under our annual incentive program.

•

Provided a one-time cash associates award to the broad base of global employees who do not participate in our long-term incentive program to recognize the achievement of our 13% to 14% ROE objective in 2013. These awards were primarily funded from the relative performance modifier under our annual incentive program thereby moderating the annual incentive funding available to other executives, including the NEOs.

•	Reduced long-term disability payments by any non-qualified pension plan payments similar to the treatment of qualified pension plan payments.

•	Held base salaries flat in 2014 for all of the NEOs.

CEO Total Direct Compensation

(1)	30% of the Annual Incentive Awards were mandatorily deferred into the Long-Term Book Value Performance Program.
(2)	Represents long-term awards granted in 2014 and 2013 for 2013 and 2012 performance, respectively.

•	As a result of these actions, and consistent with our compensation philosophy, approximately 92% of our CEO’s total direct compensation for 2013 was performance-based.

Long-term Incentives consist of a combination of performance share and unit awards, options to purchase shares of Common Stock and book value units. Each of these award arrangements are performance-based and, thus, aligned with the long-term interests of our shareholders because the value realized from the performance awards is dependent on our return on equity performance and the value realized from the stock options is tied to the appreciation in the market value of Common Stock. In addition, the value of the book value awards fluctuates based on our net income (or loss), as adjusted to exclude certain items, from year to year.

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Compensation Discussion and Analysis: Executive Summary

CONSIDERATION OF LAST YEAR’S “SAY ON PAY” VOTE

Following our 2013 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on executive compensation (“Say on Pay”) that was held at the meeting with respect to the 2012 compensation actions and decisions for Mr. Strangfeld and the other NEOs. Approximately 78% of the votes cast on the proposal were voted in support of the compensation of our NEOs. This compares with approximately 96% of the votes cast in support of the “Say on Pay” proposal submitted for shareholder consideration at the 2012 Annual Meeting of Shareholders. In response to the 2013 vote, the Committee took several actions to improve and maintain the rigor of our executive compensation program. See “Executive Compensation Highlights” above.

OUR COMMITMENT TO SHAREHOLDER ENGAGEMENT

In 2013, we again demonstrated our commitment to shareholder engagement, communication and transparency. During the year, representatives of the Company met with holders of more than a majority of the total number of shares of Common Stock outstanding.

ONGOING CORPORATE GOVERNANCE POLICIES

We endeavor to maintain good corporate governance standards, including those which impact the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2013:

•

We maintain a majority vote for the election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected by a majority vote) and plurality voting in any election that is contested.

•	The leadership structure of our Board consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent Directors, and strong Board committee chairs.

•	The Committee is composed solely of independent Directors who have established methods to communicate with shareholders regarding their views on executive compensation.

•	The Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Committee and performs no other consulting or other services for the Company.

•

The Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

OPPORTUNITY FOR SHAREHOLDER FEEDBACK

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3 — Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	37

Compensation Discussion and Analysis: Philosophy and Objectives of Our Executive Compensation Program

SPECIFIC COMPENSATION AND CORPORATE GOVERNANCE POLICIES AND PRACTICES

Our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:

•

Stock Ownership Policy. We have stock ownership guidelines for our executive officers, including the NEOs. With the exception of our new CFO, each of the NEOs has met his individual stock ownership level under this policy.

•

Stock Retention Policy. We have stock retention requirements for our executive officers, including the NEOs, that require retention of 50% of the net shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units until the later of (i) one year following the date of acquisition of such shares or (ii) the date that the executive officer satisfies our stock ownership guidelines.

•

Hedging Prohibition: Anti-Pledging Policy. We have a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions with respect to our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. We also have a policy prohibiting our Section 16 officers and members of our Board from pledging, or using as collateral, the Company’s securities to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

•

Limited Perquisites. Our executive officers, including the NEOs, receive no perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services.

•

“Clawback” Provision. Currently, we maintain a compensation recovery (“clawback”) provision in our Book Value Performance Program. We intend to adopt a general clawback policy covering our annual and long-term incentive award programs and arrangements once the SEC adopts final rules implementing the “clawback” provisions of the Dodd-Frank Act.

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•

Retain and hire top-caliber executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our shareholders;

•	Tie compensation to performance of our core business: A significant portion of our executive officers’ compensation should be tied to measures of performance of our Financial Services Businesses;

•

Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock;

•	Provide limited perquisites: Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose; and

•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

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Compensation Discussion and Analysis: Philosophy and Objectives of Our Executive Compensation Program

2013 Incentive Programs

To ensure a strong link between our incentive compensation opportunities and our short-term and longer term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program.

•

Annual Incentive Program. The Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Financial performance is primarily determined based on EPS achievement relative to the Company’s externally disclosed EPS targets.

•

Long-Term Incentive Program. Our Long-Term Incentive Program consists of three parts that incentivize long-term value creation: performance shares and units that reward the achievement of our long-term ROE goals and increases in the market value of our Common Stock; stock options that reward increases in the market value of our Common Stock; and book value units that reward increases in book value per share.

ANNUAL COMPENSATION-RELATED

RISK EVALUATION

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In January 2014, the Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation program, to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

How We Make Compensation Decisions

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of each executive officer’s total compensation package; and

•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the non-employee members of our Board for approval.

The Committee is supported in its work by the head of the Human Resources Department, her staff, and the Committee’s executive compensation consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for our officers at the senior vice president level and above, including the other NEOs. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its executive Compensation Consultant. The Compensation Consultant reports directly to the Committee and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	39

Compensation Discussion and Analysis: Philosophy and Objectives of Our Executive Compensation Program

services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to their performance.

During 2013, the Compensation Consultant performed the following specific services:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense.

•	Provided recommendations on CEO total compensation to the Committee at its February meeting, without prior review by our CEO.

•	Reviewed with our CEO his compensation recommendations with respect to the other NEOs.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chair, as appropriate.

•	Reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement.

•	Reviewed the peer group used for competitive analyses and recommended changes, if appropriate.

•	Attended executive sessions of the Committee.

The Compensation Consultant provided no services to management during 2013.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2013 was $153,015. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation. The Compensation Committee has assessed the independence of the Compensation Consultants pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultants from serving as an independent consultant to the Compensation Committee.

Compensation Peer Group

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Committee periodically reviews and updates the Peer Group, as necessary, upon recommendation of the Compensation Consultant. We believe the Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Although included within the broad financial services sector, we exclude from the Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

For 2013, the Peer Group consisted of the following 21 companies:

AFLAC, Incorporated

American Express Company

Ameriprise Financial, Inc.

Bank of America Corporation

The Bank of New York Mellon Corporation

BlackRock, Inc.

Capital One Financial Corporation

Citigroup Inc.

Franklin Resources, Inc.

The Hartford Financial Services Group, Inc.

JPMorgan Chase & Co.

Lincoln National

Manulife Financial Corporation

MetLife, Inc.

Northern Trust Corporation

PNC Financial Services Group, Inc.

Principal Financial Group

State Street Corporation

Sun Life Financial Inc.

U.S. Bancorp

Wells Fargo & Company

There were no changes in the Peer Group from 2012 to 2013. For the 2014 performance period, the Committee has determined to eliminate The Hartford Financial Services Group, Inc. from the Peer Group as its business mix has shifted significantly to property and casualty insurance.

Use of Competitive Data

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for executive talent, while being subject to centralized design, approval, and control.

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

40	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Compensation Discussion and Analysis: Components of Our Executive Compensation Program

To assess the competitiveness of our executive compensation program, we analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by national compensation consulting firms, such as Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee generally compares the compensation of each NEO in relation to both the 50th and the 75th percentiles of the Peer Group for similar positions, as we are significantly above the median of the Peer Group in terms of size. In addition, the Committee takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The principal components of our executive compensation program and the purpose of each component are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data against the amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

Compensation Component	Key Characteristics	Purpose	Principal 2013 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted if and when appropriate.	Intended to compensate executive officers fairly for the responsibility level of the position held.	The NEOs received no base salary increases in 2013. Mr. Falzon received a salary increase upon his promotion to Executive Vice President and Chief Financial Officer in March 2013.
Annual Incentive Awards	Variable compensation component. Performance-based award opportunity. Payable based on corporate and business unit performance and level of individual contributions to that performance.	Intended to motivate and reward executive officers for achieving our short-term (annual) business objectives; intended to encourage accountability by rewarding based on absolute performance and performance relative to life insurance peers.	The NEOs received annual incentive awards ranging from $1,990,000 to $7,800,000 in February 2014 (with 30% of these amounts being mandatorily deferred into the Book Value Performance Program, except for Mr. Carbone).
Long-Term Incentive Awards	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of performance shares and units, stock options and book value units. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Intended to motivate executive officers by tying incentives to the achievement of our multi-year financial goals and the performance of our Common Stock and book value over the long-term and to reinforce the link between the interests of our executive officers and our shareholders.	The NEOs received long-term incentive awards with aggregate values ranging from $2,600,000 to $8,500,000 in February 2014 (not including the mandatory deferral of 30% of the annual incentive awards into the Book Value Performance Program, except for Mr. Carbone).
Health, Welfare, and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	No significant changes to programs in 2013 that affected the NEOs except that going forward we will reduce long-term disability payments by any non-qualified pension benefit payments.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executive officers.	No changes to benefits in 2013 that affected the NEOs.
Post-Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2013 that affected the NEOs.

The following discussion contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

Direct Compensation Components

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

performance and contributions. Base salaries are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

Salary Decisions for 2013

None of the NEOs received an increase to base salary during the Committee’s annual review of our executive compensation program in February 2013. Mr. Falzon received a salary increase upon his promotion to Executive Vice President and Chief Financial Officer in March 2013.

Formulaic Framework for Incentive Programs

Funding for our annual and long-term incentive programs is based on formulas tied to our financial results. For the annual incentive program, we measure EPS results relative to our externally disclosed EPS targets based on a performance scale. Similarly, under our performance shares program, payments are determined based on our average ROE results over the three-year performance period based on a performance scale set at the start of the period. The Book Value Performance Program tracks the book value per share, excluding impact on attributed equity of accumulated other comprehensive income and of foreign currency exchange rate remeasurement included in net income or loss, as disclosed in our Quarterly Financial Supplements.

To accurately reflect the operating performance of our business, the Committee has approved a pre-determined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported EPS under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool.

Standard adjustments to reported financial results are made:

•	for the actual performance of the Standard & Poor’s 500 relative to the growth assumption incorporated into our annual operating plan (6% in the case of 2013);

•	to exclude the impact of changes in our assumptions for investment returns and customer behavioral expectations (mortality, morbidity, lapse, and similar factors);

•	to exclude one-time costs associated with merger and acquisition activity (for 2013, principally the Hartford and AIG Star and Edison acquisitions);
•

for accounting changes not included in our annual operating plan (for 2013, adjustments were made for accounting changes with respect to Asset Management incentive fees and investment earnings on temporary capital supporting Long-Term Care reserves); and

•	for other items not considered representative of the results of operations for the period, as approved by the Committee (inapplicable for 2013).

Annual Incentive Awards

For 2013, the Committee, in consultation with our management and the Compensation Consultant, undertook to reevaluate the design of our annual incentive award program. In February 2013, the Committee approved the 2013 Annual Incentive Program for our most senior executives, including the NEOs, on the following terms and conditions.

Target Award Opportunities

The Committee left unchanged the target and maximum annual incentive award opportunity for each of the NEOs for 2013, except to reflect Mr. Falzon’s promotion to Executive Vice President and Chief Financial Officer and Mr. Carbone’s resignation as Chief Financial Officer. These target and maximum award levels were established in 2012 based on the Committee’s assessment of the scope of each senior executive’s job responsibilities, competitive market data, and our past payment history. The specific target and maximum annual incentive award opportunities for each NEO for 2013 were as follows:

Named Executive Officers	Target Annual Incentive Award Opportunity	Maximum Annual Incentive Award Opportunity
John R. Strangfeld	$5,600,000	$11,200,000
Robert M. Falzon	$1,450,000	$2,900,000
Richard Carbone	$1,750,000	$3,500,000
Mark B. Grier	$4,800,000	$9,600,000
Edward P. Baird	$3,000,000	$6,000,000
Charles F. Lowrey	$4,000,000	$8,000,000

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Award Formula

Each year we establish an annual performance factor that is the main driver in determining the amount of annual incentive awards to our NEOs. For 2013, we used the following process to establish this Performance Factor:

Step 1. Established Initial Performance Factor Based on EPS. Consistent with the formulaic framework for our annual incentive award program, for 2013, the Committee established an Initial Performance Factor based on our EPS on an AOI basis assessed relative to our EPS target range. The Initial Performance Factor was applied to the sum of the target annual incentive award opportunities for the NEOs to determine their annual incentive funding. For purposes of the annual incentive award program, EPS and AOI were calculated as follows:

•

EPS, which is based on AOI, is “Earnings Per Share of Common Stock (diluted): Financial Services Businesses after-tax adjusted operating income,” as publicly disclosed in our Quarterly Financial Supplements, available on our website.

•

AOI is a non-GAAP measure of the performance of our Financial Services Businesses. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in our Annual Report to Shareholders, which can be found on our website at www.prudential.com/governance. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.

The following table depicts the EPS scale target range for 2013 as established in February 2013. The target range is aligned to our publicly disclosed EPS guidance range.

	2013 EPS(1)	Initial Performance Factor(2)
	$5.39 or below	.50
	$5.85	.60
	$6.78	.80
	$7.70	1.00
Target Range	$7.90	1.10
	$8.10	1.20
	$8.67	1.35
	$9.24 or above	1.50

(1)	Determined on an AOI basis, subject to certain adjustments.

(2)	The Initial Performance Factor is interpolated on a straight line basis between the EPS data points.

We applied our pre-set formulaic framework to our January 2014 estimate of our 2013 reported EPS, or $9.61 per common share. Our final 2013 reported EPS was $9.67 per common share.

The standard adjustments to reported EPS under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool. For 2013, the standard adjustments resulted in adjusted EPS of $8.78 per share of Common Stock, a decrease of $0.83 per share from our estimated EPS of $9.61. This adjusted EPS amount corresponded to an Initial Performance Factor of 1.38.

Step 2. Computed Relative Performance Modifier. To balance absolute and relative performance, the Committee implemented a relative performance modifier in 2013. This modifier may increase or decrease the Initial Performance Factor by up to 10% within the 0.5 – 1.5 payment range, based on the Company’s one and three-year performance against certain quantitative measures relative to the North American Life Insurance subset of the Peer Group.

North American Life Insurance Peer Group

AFLAC, Incorporated	MetLife, Inc.
The Hartford Financial Services Group, Inc.	Principal Financial Group
Sun Life Financial, Inc.
Lincoln National
Manulife Financial Corporation

The graphic below shows how we arrived at the relative performance modifier for 2013. We first assessed our performance relative to the Peer Group under three different quantitative measures. Our overall weighted rank on these measures was 2.25, and this result put us at the #1 overall ranking in the Peer Group. Under our pre-set scale, the #1 ranking produced a relative performance modifier of +10%.

*	Measures are based on trailing four quarters ended September 30, 2013 and are normalized for unusual and non-recurring items that are publicly disclosed by each peer company.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Step 3. Determined Final Performance Factor. As shown above, we determined that, based on disclosed financial results, we ranked first relative to the North American Life Insurance subset of the Peer Group. As a result, the Committee could have adjusted the Initial Performance Factor by up to 10% from 1.38 to 1.50 (representing the maximum performance factor). Instead, the Committee decided to apply all of the additional funding generated by the relative performance modifier towards funding a one-time cash Associates Award to the broad base of global employees who do not participate in our long-term incentive program to recognize the achievement of our 13% to 14% ROE objective in 2013.

This action moderated the Initial Performance Factor otherwise applicable to the NEOs (and other employees) from 1.50 to 1.38, a reduction of 8%. None of the NEOs or other executive officers received an Associates Award.

Once the Initial Performance Factor is determined, the Committee may exercise its discretion to take into account strategic considerations to determine the Final Performance Factor. These considerations include capital and liquidity management, risk management, competitive performance, and employee measures (such as employee opinion survey results, talent management and diversity). For 2013, the Committee determined not to make any discretionary adjustments based on these considerations.

Based on the foregoing, the Final Performance Factor for 2013 was determined to be 1.38.

The following table summarizes the calculation of this Final Performance Factor.

Summary of 2013 Performance Factor Mechanics

Step 1: Establish Initial Performance Factor
Start with reported 2013 EPS (on AOI basis)	$9.61(1)
Standard adjustments	(.83)(1)
EPS under Annual Incentive Award Program	$8.78
EPS of $8.78 translates to an Initial Performance Factor of	1.38(2)
Step 2: Compute Relative Performance Modifier
Determine Prudential ranking in peer group based on ROE, EPS Growth and BVPS Growth	#1
#1 ranking translates to a modifier of	+10%
Step 3: Determine Initial Performance Factor
Apply modifier to increase Initial Performance Factor to	1.50(3)
Funding towards one-time Associates Award reduces initial Performance Factor to	1.38
Discretionary adjustments made by Committee for 2013	none
Final Performance Factor	1.38

(1)	Based on January 2014 estimate. Final reported EPS was $9.67.

(2)	Based on interpolation on the EPS scale above.

(3)	Adjusted down to cap of 1.50 on the EPS scale.

ASSOCIATES AWARD

The Board of Directors approved a special one-time cash award, allocated from a portion of the 2013 Annual Incentive Award Pool, of $1,300 (or the local currency equivalent) per person to associates around the world who do not participate in our long-term incentive program, to acknowledge achievement of our objective of a ROE of between 13% and 14% and to recognize the significant contribution of our associates in helping to achieve this objective. No NEO or executive officer received this award.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Annual Incentive Award Decisions for 2013

Once the size of the Annual Incentive Award Pool is set, the Committee allocates the pool among eligible executive officers and other employees, including the NEOs. While individual performance and contributions are considered, the main driver of the actual annual incentive awards made to the NEOs is generally the Final Performance Factor.

The Committee determines the amount of an individual executive officer’s annual incentive award, including the awards of the NEOs, based on its evaluation of their individual contributions during the year. In determining the 2013 annual incentive awards for our executive officers, including the NEOs, the key drivers considered by the Committee were:

•	the Final Performance Factor based on our financial results;

•	their collective performance in managing our business; and
•	their management of specific business or functional units.

While the Committee did not establish specific individual performance goals for the NEOs, at the beginning of 2013 our CEO met with each of the other NEOs to outline and discuss with them the key financial factors for determining awards under our annual incentive program, their expected contributions to that performance, and how their performance might influence their annual incentive award opportunity.

While the key drivers and related individual performance factors described below were relatively more important than other factors in determining the 2013 annual incentive awards for the NEOs, the Committee did not assign a specific weight to any factor, but, rather, evaluated the totality of the factors in making each award determination.

MR. STRANGFELD

Performance assessment

In assessing the individual performance of Mr. Strangfeld, our CEO, the Committee, and the independent members of our Board, considered the evaluation of his performance that was conducted by the Lead Director of our Board and the Committee Chair. This evaluation identified and examined a broad range of corporate and individual performance factors, including:

•	After-tax AOI for our Financial Services Businesses of $4.6 billion for 2013, compared to $3.0 billion for 2012;

•

Growth in book value per share of Common Stock, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, to $59.99 at December 31, 2013 versus $58.08 at December 31, 2012, an increase of $1.91 after payment of four quarterly dividends totaling $1.73 per share;

•

The acquisition of The Hartford’s Individual Life Insurance business, completed in January 2013, which strengthened our Individual Life Insurance business with the addition of approximately 700,000 policies with net retained face amount in force of approximately $141 billion;

•

Individual Life Insurance annualized new business premiums of $731 million for 2013, compared to $412 million for 2012, reflecting the benefits of expanded distribution that came to us with the Hartford acquisition;

•	Retirement account values surpassed the $300 billion milestone, reaching a record-high $323 billion at December 31, 2013;

•	Assets under management reached a record-high $1.107 trillion at December 31, 2013, up 4% from a year earlier;

•	International Insurance pre-tax adjusted operating income of $3.2 billion for 2013, up 17% from 2012;

•	Exceeded the 13%-14% ROE goal by a significant margin; and

•	Meaningful progress in our short and long-term leadership, talent and succession planning priorities.

Annual incentive award decision

Based on these factors, including its own evaluation of his performance, in February 2014, the Committee recommended, and the independent members of our Board approved, an annual incentive award of $7,800,000 for Mr. Strangfeld for 2013, or approximately 1.39 times his target award amount. This award compares to an annual incentive award of $5,630,000 for 2012, representing a 39% increase. Of the $7,800,000, $2,340,000 was mandatorily deferred into the Book Value Performance Program.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Other NEOs

In the case of the other NEOs, Mr. Strangfeld formulated recommendations for each individual based on his assessment of their performance and presented these recommendations to the Committee for its consideration. Based on these recommendations, as well as the key drivers previously described and its own evaluation of their performance, the Committee recommended, and the independent members of our Board of Directors approved, the following annual incentive awards for each of the other NEOs:

MR. FALZON

Performance assessment

Among the factors the Committee considered in determining the amount of Mr. Falzon’s award were:

•

His leadership in corporate financing activities, including the issuance of long-term debt totaling $2.3 billion for general corporate purposes and the repayment, prior to maturity, of high coupon debt totaling $1.5 billion;

•

His acumen in capital management and cash flow planning, including the return of $750 million to shareholders during 2013 through our share repurchase program, transition to a quarterly Common Stock dividend schedule, and a 32.5% increase in the quarterly dividend in the fourth quarter;

•

His instrumental role in the enhancement of our financial flexibility through a ground-breaking transaction in November providing a $1.5 billion source of liquidity to Prudential Financial, Inc. through rights to issue senior debt in exchange for U.S. Treasury Securities held in a trust;

•

His key role in management of the statutory capital position of our insurance companies, resulting in a risk-based capital ratio over 450% for Prudential Insurance as of December 31, 2013 and strong solvency margins at our international insurance subsidiaries as of that date;

•	His effective oversight of our liquidity position, resulting in $4.2 billion* in cash and short-term investments at the parent company level at December 31, 2013;

•	His instrumental role in our completion of the acquisition of The Hartford’s Individual Life Insurance business;

•	His effective supervision of internal financial and accounting functions; and

•	His leadership role in our SIFI analysis.

Annual incentive award decision

Mr. Falzon’s annual incentive award was $1,990,000 or approximately 1.37 times his target award amount. This award compares to an annual incentive award of $910,000 for 2012, representing an increase of 119%. Of the $1,990,000, $597,000 was mandatorily deferred into the Book Value Performance Program.

*	Net of outstanding commercial paper and cash held in an intra-company liquidity account at Prudential Financial, Inc.

MR. CARBONE

Performance Assessment

Mr. Carbone resigned as Chief Financial Officer effective March 4, 2013 and was succeeded in this position by Mr. Falzon. In determining Mr. Carbone’s annual incentive award the Committee considered Mr. Carbone’s contributions as Chief Financial Officer early in 2013, including in many of the areas noted above with respect to Mr. Falzon, his assistance with the transition of his responsibilities as Chief Financial Officer to Mr. Falzon and his effective performance on certain projects subsequent to his resignation as Chief Financial Officer.

Annual incentive award decision

Mr. Carbone’s annual incentive award was $2,500,000 or approximately 1.43 times his target award amount. The award compares to an annual incentive award of $2,475,000 for 2012, representing an increase of 1%.

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MR. GRIER

Performance assessment

Among the factors the Committee considered in determining the amount of Mr. Grier’s award were:

•

His leadership in enhanced capital management, including our transition to a quarterly Common Stock dividend schedule, a 32.5% increase in the quarterly dividend in the fourth quarter, and the return of $750 million to shareholders under our share repurchase program during 2013;

•	His acumen in capital deployment and business development, including a key role in our completion of the acquisition of The Hartford’s Individual Life Insurance Business;
•

His oversight of risk management, including assimilation of assets and obligations associated with the substantial expansion of Prudential Retirement’s pension risk transfer business and our acquisition of The Hartford’s Individual Life Insurance business;

•	His successful service as our Company’s and an industry spokesperson through the process of ongoing emerging financial market regulatory reform;

•	His oversight of our business expansion in China; and

•	His leadership role in our SIFI and GSII analysis.

Annual incentive award decision

Mr. Grier’s annual incentive award was $6,500,000 or approximately 1.35 times his target award amount. This award compares to an annual incentive award of $4,825,000 for 2012, representing an increase of 35%. Of the $6,500,000, $1,950,000 was mandatorily deferred into the Book Value Performance Program.

MR. BAIRD

Performance assessment

Among the factors the Committee considered in determining the amount of Mr. Baird’s award were:

•	His efforts in leading our International businesses to a 17% increase in pre-tax AOI for 2013, compared to 2012;

•

His leadership in the business integration of the acquired AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company, resulting in realization of substantially all of the targeted $250 million in annualized cost savings as of December 31, 2013;

•	His contributions to the successful adaptation to current market conditions of major product lines serving death protection and retirement needs in our key international markets;

•	His key role in the successful implementation of enhanced productivity standards among the distribution forces of the acquired Star and Edison companies; and

•	His role in helping drive expansion into new markets outside of Japan.

Annual incentive award decision

Mr. Baird’s annual incentive award was $4,050,000 or approximately 1.35 times his target award amount. This award compares to an annual incentive award of $3,300,000 for 2012, representing an increase of 23%. Of the $4,050,000, $1,215,000 was mandatorily deferred into the Book Value Performance Program.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

MR. LOWREY

Performance assessment

Among the factors the Committee considered in determining the amount of Mr. Lowrey’s award were:

•

His efforts in leading our U.S. Retirement business to achievement of record-high pretax adjusted operating income of $1,039 million for 2013 and strong sales and net flows, resulting in record-high Retirement account values of approximately $323 billion as of December 31, 2013;

•

His instrumental role in the successful adaptation of key products in our Annuities business to the current market environment, with the Annuities business surpassing the $150 billion milestone in account values as of December 31, 2013;

•	His contributions to the success of our Asset Management business, which recorded a 5% increase in assets under management as of December 31, 2013 compared to a year earlier;

•

His instrumental role in our acquisition of The Hartford’s Individual Life Insurance business and the successful execution of key initial steps in the business integration, resulting in realization of annualized cost savings of approximately $60 million as of December 31, 2013; and

•	His prudent oversight of our Group Insurance business, including strategic actions to reprice or allow termination of cases failing to meet profitability objectives.

Annual incentive award decision

Mr. Lowrey’s annual incentive award was $5,600,000 or approximately 1.40 times his target award amount. This award compares to an annual incentive award of $4,050,000 for 2012, representing an increase of 38%. Of the $5,600,000, $1,680,000 was mandatorily deferred into the Book Value Performance Program.

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for their contributions toward achieving our business objectives by tying these incentives to the performance of our Common Stock and book value over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve our multi-year financial performance. Our practice is to grant long-term incentive awards annually in the form of a balanced mix of performance shares and units, stock options, and book value units to our officers at the level of senior vice president and above, including the NEOs, in amounts that are consistent with competitive practice.

In February 2014, to align to changes in market practice and to achieve a more strongly performance-based program, the Committee changed the long-term incentive mix to provide a greater portion in performance shares and units and less in stock options for awards made with respect to 2013 performance. The shift in this mix is shown in the table below:

	For Awards in 2013	For Awards in 2014
Performance Shares and Units	40%	60%
Stock Options	40%	20%
Book Value Units	20%	20%

In determining the amount of individual long-term incentive awards, the Committee considers a senior executive’s individual performance during the immediately preceding year, potential future contributions, his or her prior year’s award value, and retention considerations, as well as market data for the executive officer’s position at the companies in the Peer Group. In addition, in the case of long-term incentive awards to any NEO who is subject to Section 162(m), the total amount of performance shares and units, restricted stock units, and book value units, as well as the annual incentive payment in any tax year, may not exceed 0.6% of our pre-tax AOI for the prior year.

Long-term incentive awards may also be granted when an individual is promoted to, or within, a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units, to recognize major milestones, or selective awards in situations involving a leadership transition.

Performance Shares and Units

Performance shares and units align a portion of our long-term incentive values to the achievement of our key ROE goals over a three-year performance period. Award payouts generally range from 0% to 150% of the target number of shares and units. However, for the February 2014 awards, the Committee

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limited the maximum award to 125% of target consistent with the Company’s publicly disclosed sustainable ROE objective of 13% to 14%. The preliminary payout is based on the average ROE achievement over the three-year performance period relative to the goals set at the start of the period as established by the Committee. Performance unit awards are denominated in share equivalents and have the same value as the performance share awards on the award payment date. Dividend equivalents are paid retroactively on the final number of performance shares and units paid out, up to the target number of shares and units. The ROE figures are subject to standard adjustments for one-time items and Standard & Poor’s 500 performance as part of our pre-set formulaic framework.

For awards commencing in 2013 and thereafter and payouts in respect of certain years within the performance periods of outstanding awards, ROE will also be adjusted to exclude the non-economic effects as of December 31, 2012 and for subsequent periods of foreign exchange remeasurement of non-yen liabilities and assets.

While the program allows the Committee to make a discretionary adjustment by up to 15% of the earned awards and units based on quantitative and qualitative factors, the Committee generally has chosen not to exercise this discretion and did not exercise discretion for 2013 awards. In the event of any extraordinary circumstances that it determines in its sole discretion, the Committee may make additional adjustments to the final award values, either collectively or on an individual basis.

Stock Options

Stock options provide value based solely on stock price appreciation. Stock options are granted with a maximum term of ten years. One-third of the option grants vest on each of the first three anniversaries of the date of grant. The exercise price is based on the closing market price of a share of our Common Stock on the New York Stock Exchange on the date of grant.

Book Value Performance Program

Our Book Value Performance Program is part of our long-term incentive program. This program is intended to link payments to a measure of book value per share — a key metric in valuing insurance companies, banks, and investment firms that is closely followed by investors. Book value per share is calculated by dividing our book value by the number of shares of our Common Stock outstanding. Our calculations of book value and book value per share exclude certain balance sheet items that do not, and may never, flow through the income statement. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the book value per share metric takes into consideration realized gains and losses in our investment portfolio. The key features of the Book Value Performance Program are:

•	Awards are granted and denominated in book value units that are funded from two sources:

–	the allocation of 20% of a participant’s long-term incentive award value for the year as determined by the Committee; and

–	for the NEOs, a mandatory deferral of 30% of their annual incentive award.

•	Once granted, the value of these book value units then tracks changes in book value per share for each participant.

•

For purposes of the Book Value Performance Program, book value units are based on the equity attributable to our Financial Services Businesses divided by the number of shares of our Common Stock outstanding at the end of the period, on a fully diluted basis. For 2013 and thereafter, these units track the value of “book value per share of Common Stock, excluding total accumulated other comprehensive income and the non-economic effects as of December 31, 2012 and for subsequent periods of foreign exchange remeasurement of non-yen liabilities and assets,” as noted in our Quarterly Financial Supplements.

•	One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

•

The book value units of participants, including the NEOs, are subject to forfeiture (or “clawback”) in the event that the Committee determines, in its discretion, that a participant has engaged in conduct, or omitted taking appropriate action, which was a contributing factor to any material restatement of our consolidated annual financial statements.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

(1)	Excluding total accumulated other comprehensive income and the cumulative impact of gains and losses resulting from foreign currency exchange rate remeasurement included in net income (loss).

(2)	Does not include the impact of changes in share count.

(3)	Includes realized investment gains and losses and related charges and adjustments, and results from divested businesses.

(4)	Excluding current year impact of gains and losses resulting from foreign currency exchange rate remeasurement.

(5)	Includes change in share count other than through share repurchases.

•	The NEO’s awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Named Executive Officer	Number of Book Value Units Held at January 1, 2013 (#)	Value of Book Value Units Held at January 1, 2013(1) ($)	Value of Book Value Units Distributed in 2013(2) ($)	Value of Book Value Units Awarded in 2013(3) ($)	Number of Book Value Units Held at December 31, 2013 (#)	Value of Book Value Units Held at December 31, 2013(4)
John R. Strangfeld	88,655	5,152,629	2,349,097	3,389,035	106,548	6,391,815
Robert M. Falzon	6,574	382,081	178,139	491,056	11,958	717,360
Richard J. Carbone	25,103	1,458,986	624,212	1,142,581	34,022	2,040,980
Mark B. Grier	71,200	4,138,144	1,883,496	2,847,589	87,788	5,266,402
Edward P. Baird	36,998	2,150,324	933,526	1,690,071	50,015	3,000,400
Charles F. Lowrey	46,290	2,690,375	1,143,455	2,115,103	63,008	3,779,850

(1)	Represents the aggregate market value of the number of book value units held at January 1, 2013 obtained by multiplying the book value per share of $58.12 as originally reported as of December 31, 2012 by the number of book value units outstanding.

(2)	Represents the aggregate market value of the book value units distributed on February 22, 2013.

(3)	Represents the aggregate market value of the book value units awarded on February 12, 2013.

(4)	Represents the aggregate market value of the book value units held at December 31, 2013 obtained by multiplying the book value per share of $59.99 as of December 31, 2013 by the number of book value units outstanding.

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Long-Term Incentive Award Decisions for 2013

In February 2014, the Committee granted long-term incentive awards to the NEOs based on its assessment of their individual performance during 2013. These awards were granted in the form of performance shares (30%), performance units (30%), stock options (20%), and book value units (20%) under the Book Value Performance Program (in addition to the mandatory deferral of 30% of each NEO’s annual incentive award). The Committee determined that this long-term incentive mix would appropriately reward the NEOs for their 2013 performance, motivate them to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of performance shares and units (which provide value based upon attainment of specific performance goals), stock options (which provide value based solely on stock price appreciation) and book value units (which provide value based on changes in book value per share).

The following table presents the long-term incentive awards granted to each NEO in February 2014, including our Book Value Performance Program, and includes the mandatory deferrals of 30% of the annual incentive award. Awards are expressed as dollar compensation values in the table. These awards generally will not be reported in the Summary Compensation Table until 2015. For discussion of the long-term incentive awards granted in February 2013 for 2012 performance and included in this year’s Summary Compensation Table, see our 2013 Proxy Statement.

Named Executive Officer	Compensation Value of Book Value Units	(1)	Compensation Value of Stock Options	Compensation Value of Performance Shares		Compensation Value of Performance Units		Total
John R. Strangfeld	$4,040,000		$1,700,000	$2,550,000		$2,550,000		$10,840,000
Robert M. Falzon	$1,117,000		$520,000	$780,000		$780,000		$3,197,000
Richard J. Carbone	$0		$0	$0		$0		$0
Mark B. Grier	$3,350,000		$1,400,000	$2,100,000		$2,100,000		$8,950,000
Edward P. Baird	$1,915,000	(2)	$700,000	$1,050,000	(2)	$1,050,000	(2)	$4,715,000
Charles F. Lowrey	$2,580,000		$900,000	$1,350,000		$1,350,000		$6,180,000

(1)	Includes amounts that were mandatorily deferred from the Annual Incentive Plan (30%) that total $2,340,000 for Mr. Strangfeld; $597,000 for Mr. Falzon; $1,950,000 for Mr. Grier; $1,215,000 for Mr. Baird; and $1,680,000 for Mr. Lowrey.
(2)	Before pro-ration due to retirement.

Performance Share Awards

The NEOs currently have three performance share awards outstanding. In February 2014, the Committee granted the 2014 performance share awards. The key features of these awards are as follows:

Performance Period	Performance Measures	Performance Measure Target Levels	Target Number of Shares to be Awarded	Actual Number of Shares
2012 – 2014	- Return on equity	Average ROE of 12% for the 2012 through 2014 performance period.	100% at target level. 150% if average ROE is 13% or more.	To be determined between 0% and 150% of target number by the Committee in February 2015 based on average ROE over the 2012-2014 performance period compared to the Company’s ROE targets.
2013 – 2015	- Return on equity	Average ROE of 13.5% for the 2013 through 2015 performance period.	100% at target level. 150% if average ROE is 14.5% or more.	To be determined between 0% and 150% of target number by the Committee in February 2016 based on average ROE over the 2013-2015 performance period compared to the Company’s ROE targets.
2014 – 2016	- Return on equity	Average ROE of 13.5% for the 2014 through 2016 performance period.	100% at target level. 125% if average ROE is 14% or more.	To be determined between 0% and 125% of the target number by the Committee in February 2017 based on average ROE over the 2014-2016 performance period compared to the Company’s ROE targets.

In February 2014, the NEOs received payouts with respect to the performance share and unit awards that were granted in February 2011 for the three-year performance period ended December 31, 2013. These awards were paid at 126.55% of the target number of shares and units initially awarded based on our actual performance relative to the annual goals for ROE and EPS during the three-year performance period.

	2011		2012		2013
	EPS	ROE	EPS	ROE	EPS	ROE
Goal(1):	$6.15	9-11%	$6.50	10.9-11.9%	$7.70	12.7-13.7%
Actual(2):	$7.12	11.39%	$6.54	11.26%	$8.80	14.9%
Annual Earnout	1.3674	1.1951	1.0303	1.0	1.5000	1.5
Annual Blended Earnout	1.2812		1.0152		1.5000

(1)	Goal for a target payment with respect to one-third of the award shares.

(2)	Actual figures adjusted for one-time items and Standard & Poor’s 500 performance as under the Annual Incentive Program for each year.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	51

Compensation Discussion and Analysis: Components of Our Executive Compensation Program

The final award payments to the NEOs were:

Named Executive Officer	Target Number of Shares/Units Awarded	Actual Number of Shares/Units Awarded
John R. Strangfeld	52,272	66,150
Robert M. Falzon	3,268	4,136
Richard J. Carbone	9,148	11,578
Mark B. Grier	40,510	51,268
Edward P. Baird	19,602	24,808
Charles F. Lowrey	22,870	28,944

SUPPLEMENTAL COMPENSATION ANALYSIS

Total Direct Compensation

The following table illustrates the Committee’s perspective on the total direct compensation (base salary, annual incentive award, and long-term incentives) of the NEOs for the 2012 and 2013 performance years. This table is not a substitute for the compensation tables required by the SEC and included under “Compensation of Named Executive Officers” contained in this Proxy Statement. However, we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs based on our performance for each of these two years:

Named Executive Officer	2012 Compensation		2013 Compensation		Percentage Change
John R. Strangfeld
Base Salary	$1,400,000		$1,400,000		0%
Annual Incentive	$5,630,000	(1)	$7,800,000	(3)	39%
Long-Term Incentive(4)	$8,500,000		$8,500,000		0%
Total	$15,530,000		$17,700,000		14%
Robert M. Falzon
Base Salary	$330,000		$650,000		97%
Annual Incentive	$910,000	(2)	$1,990,000	(3)	119%
Long-Term Incentive(4)	$2,000,000		$2,600,000		30%
Total	$3,240,000		$5,240,000		62%
Richard J. Carbone
Base Salary	$700,000		$700,000		0%
Annual Incentive	$2,475,000	(1)	$2,500,000		1%
Long-Term Incentive(4)	$2,000,000		$0		-100%
Total	$5,175,000		$3,200,000		-38%
Mark B. Grier
Base Salary	$1,190,000		$1,190,000		0%
Annual Incentive	$4,825,000	(1)	$6,500,000	(3)	35%
Long-Term Incentive(4)	$7,000,000		$7,000,000		0%
Total	$13,015,000		$14,690,000		13%
Edward P. Baird
Base Salary	$770,000		$770,000		0%
Annual Incentive	$3,300,000	(1)	$4,050,000	(3)	23%
Long-Term Incentive(4)	$3,500,000		$3,500,000		0%
Total	$7,570,000		$8,320,000		10%
Charles F. Lowrey
Base Salary	$770,000		$770,000		0%
Annual Incentive	$4,050,000	(1)	$5,600,000	(3)	38%
Long-Term Incentive(4)	$4,500,000		$4,500,000		0%
Total	$9,320,000		$10,870,000		17%

(1)	Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $1,689,000 for Mr. Strangfeld; $742,500 for Mr. Carbone; $1,447,500 for Mr. Grier; $990,000 for Mr. Baird; and $1,215,000 for Mr. Lowrey.

(2)	Ten percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. This amount totals $91,000 for Mr. Falzon who was not a Named Executive Officer in February 2013.
(3)	Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $2,340,000 for Mr. Strangfeld; $597,000 for Mr. Falzon; $1,950,000 for Mr. Grier; $1,215,000 for Mr. Baird; and $1,680,000 for Mr. Lowrey.

(4)	Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2013 Compensation” column represent awards made in February 2014 for the 2013 performance year, excluding amounts mandatorily deferred from the annual incentive awards.

Total Shareholder Return

The Company’s absolute and relative Total Shareholder Return (TSR) was very strong over the last one, three and five-year time periods. It reflects a rise in our valuation due to earnings growth, expansion in our price to book multiple and dividend increases, including a 32.5% quarterly dividend increase announced in late 2013. The chart below shows our absolute TSR and percentile ranking relative to the 21 companies in our compensation peer group over multiple time periods.

	Total Shareholder Return
	1-Year	3-Year	5-Year
Cumulative TSR	77.17%	70.62%	243.30%
Annualized TSR	77.17%	19.49%	27.98%
Percentile Rank	90th	76th	91st

CEO Realized and Realizable Pay Analysis

The total compensation of our NEOs as reported in the 2013 Summary Compensation Table is calculated in accordance with SEC rules. Under these rules, we are required to show the grant date fair value of equity and equity-based awards, even though the ability of our executives to realize value from these awards is contingent on the achievement of certain performance conditions (for example, our stock price must appreciate for any value to be realized from stock options). The accompanying charts compare our CEO’s total compensation, as measured based on actual compensation received (or, with regard to pending awards, realizable pay based on the applicable performance elements and stock value at a relatively current time), to the amount reported for him in the 2013 Summary Compensation Table for the periods shown.

52	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Compensation Discussion and Analysis: Components of Our Executive Compensation Program

These charts illustrate that our executive compensation program is designed so that the amount of compensation that our CEO actually receives, or is expected to receive, may be higher or lower than the amount we are required to report in the Summary Compensation Table, depending on the performance of our Common Stock. They demonstrate the strong alignment of the interests of our executives with those of our shareholders.

CEO Total Compensation

Grant Date Fair Value vs. Realized and Realizable Gains (in thousands)

•

Total compensation based on grant date fair value is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); and the grant date fair values of the performance shares and units, RSUs, book value units and stock options awarded each year.

•

Total compensation based on realized and realizable gains is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2010 and paid in February 2013 valued at the December 31, 2012 share price of $53.33; performance shares and units awarded in 2011 and 2012 valued at target based on the $53.33 share price; RSUs awarded (and shown) in 2010 but paid in three annual tranches valued at the share price on the vesting date, except for the last tranche valued at the year-end $53.33 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2012 at $58.12 per unit; and the intrinsic value of stock options based on the $53.33 share price.

•

The primary reason why grant date and realized/realizable pay differ is that the intrinsic value of the stock options awarded in each year, when valued as of December 31, 2012, is either a fraction of the grant date fair value (2010) or zero (2011 and 2012).

•

Total compensation based on grant date fair value is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); and the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•

Total compensation based on realized and realizable gains is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2011 and paid in February 2014 valued at the December 31, 2013 share price of $92.22; performance shares and units awarded in 2012 and 2013 valued at target based on the $92.22 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2013 at $59.99 per unit; and the intrinsic value of stock options based on the $92.22 share price.

•

The primary reason why grant date and realized/realizable pay differ is that the intrinsic value of the stock options awarded in each year is significantly higher when valued as of December 31, 2013, as is the value of the performance shares and units.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	53

Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Post-Employment Compensation

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans which allow highly compensated employees (that is employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor two supplemental executive retirement plans (SERPs) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice.

For a description of this plan, see “Nonqualified Deferred Compensation.”

We periodically compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax reimbursements to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of involuntary termination of employment without “cause,” our CEO is not a participant in the severance program providing this benefit.

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our executive officers. Instead, the rights of our executive officers with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected executive officer consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures each of our executive officers that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure.

Our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change in control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

54	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Compensation Discussion and Analysis: Other Compensation Related Policies

Perquisites and Other Personal Benefits

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided vehicles and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments to any of our executive officers.

Perquisites and other personal benefits represent an immaterial element of our executive compensation program. In 2013, the NEOs received perquisites with an average incremental cost to the Company of under $21,000.

OTHER COMPENSATION RELATED POLICIES

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Process for Approving Long-Term Incentive Awards

The Committee approves long-term incentive awards (including stock options, book value units, performance shares, performance units, and restricted stock units) on an annual basis at its regularly scheduled February meeting.

The Committee has delegated authority to management to approve long-term incentive awards for new hires, promotions, and retention purposes within specified limits below the level of senior vice president. These awards are effective on the 15th of the month following the applicable event. The Committee approves any long-term incentive awards to newly hired or promoted senior executives. The grant date for these awards is the applicable meeting date of the Committee at which the awards are approved.

Under the terms of our Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by shareholders in 2003, stock options are required to be priced at the closing market price of our Common Stock on the date of grant. The number of shares of Common Stock subject to a stock option grant to an individual is determined by dividing the compensation value by the fair value of each stock option based on the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

The number of performance shares and units or restricted stock units awarded to an individual is determined by a formula that divides the compensation value of the award by the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under long-term incentive awards. These guidelines are framed in terms of stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	500%
Vice Chairman and Executive Vice Presidents	300%
Senior Vice Presidents	200%

Each of the NEOs, with the exception of the new CFO, meets his individual stock ownership level. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	55

Compensation Discussion and Analysis: Other Compensation Related Policies

engaging in any hedging transactions with respect to any equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, the Company’s securities to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

POLICY ON RULE 10B5-1 TRADING PLANS

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. We believe our Rule 10b5-1 policy reflects best practices and is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be pre-cleared by law and compliance.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	No trade may occur for the first 30 days after the trading plan is established. No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

Impact of Tax Policies

Deductibility of Executive Compensation

It is our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. In 2013, all such performance-based compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate.

The Omnibus Plan contains an overall limit on compensation paid to each executive officer to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the Omnibus Plan, the total amount of annual incentives, book value units, performance shares and units, and restricted stock units awarded to a NEO who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of our pre-tax AOI for the prior year.

56	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Executive Compensation

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.

THE COMPENSATION COMMITTEE

James G. Cullen, Chair

Gordon M. Bethune

Constance J. Horner

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	57

Executive Compensation

2013 SUMMARY COMPENSATION TABLE

The following table presents, for the years ended December 31, 2013, December 31, 2012, and December 31, 2011, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Falzon, our principal financial officer, Mr. Carbone, our former chief financial officer who stepped down in March 2013, and Messrs. Grier, Baird, and Lowrey, our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2013.

For information on the role of each compensation component within the total compensation packages of the NEOs, please see the relevant description in the “Compensation Discussion and Analysis (“CD&A”).” The compensation data in this table is presented in accordance with the SEC disclosure rules. For the Compensation Committee’s view of 2013 performance year compensation, see the “Supplemental Compensation Analysis” in the CD&A.

(1)	The amounts reported in the Salary column for 2013 include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Falzon, Carbone, Grier, Baird, and Lowrey in the amounts of $45,800, $13,585, $17,800, $37,400, $20,600 and $20,600, respectively.

(2)	The amounts reported in the Bonus column represent bonuses paid in February 2014 for performance in 2013, February 2013 for performance in 2012, and February 2012 for performance in 2011. For 2013 and 2012, this column does not include 30% and for 2011 does not include 20%, of the total bonus carved out to the Book Value Performance Program, which will appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, for the applicable fiscal year in which it was paid.

The amounts excluded in the table above for 2013 are $2,340,000 for Mr. Strangfeld; $597,000 for Mr. Falzon; $1,950,000 for Mr. Grier; $1,215,000 for Mr. Baird; and $1,680,000 for Mr. Lowrey.

The amounts excluded in the table above for 2012 are $1,689,000 for Mr. Strangfeld; $742,500 for Mr. Carbone;

$1,447,500 for Mr. Grier; $990,000 for Mr. Baird; and $1,215,000 for Mr. Lowrey.

The amounts excluded in the table above for 2011 are $1,260,000 for Mr. Strangfeld; $550,000 for Mr. Carbone; $1,070,000 for Mr. Grier; $640,000 for Mr. Baird; and $900,000 for Mr. Lowrey.

(3)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target in each respective year. The maximum number of performance shares and performance units payable for 2013, 2012, and 2011 are 1.5 times the target amounts. For 2013, the maximum performance shares and units payable and valued at the grant date price of $57.00 to Messrs. Strangfeld, Falzon, Carbone, Grier, Baird and Lowrey are 88,713, or $5,056,641; 20,874 or $1,189,818; 20,874 or $1,189,818; 73,059 or $4,164,363; 36,531 or $2,082,267; and 46,965 or $2,677,005 respectively.

For 2012, the maximum performance shares and units payable and valued at the grant date price of $59.41 to Messrs. Strangfeld, Carbone, Grier, Baird and Lowrey are 92,310, or $5,484,137; 21,720 or $1,290,385; 71,676 or $4,258,271; 38,010 or $2,258,174; and 43,440 or $2,580,770 respectively.

For 2011, the maximum performance shares and units payable and valued at the grant date price of $64.01 to Messrs. Strangfeld, Carbone, Grier, Baird and Lowrey are 78,408, or $5,018,896; 13,722 or $878,345; 60,765 or $3,889,568; 29,403 or $1,882,086; and 34,305 or $2,195,863 respectively.

(4)	The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions and found below in the Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the options.

58	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Executive Compensation

2013 Summary Compensation Table

(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column for 2013 represent the value of the book value units paid in February 2014, for 2012 represent the value of the book value units paid in February 2013, and for 2011 represent the value of the book value units paid in February 2012.

For Mr. Falzon, 2013 also includes the value of carried interest payments and distributions of $140,660. For Mr. Lowrey, 2013, 2012 and 2011 also include the value of carried interest payments and distributions of $232,360, $546,934 and $1,550,697 respectively. The carried interest payments and distributions relate to carried interest programs in which Mr. Falzon and Mr. Lowrey participate as a result of their previous positions within the Company’s Asset Management Business. While Mr. Falzon and Mr. Lowrey are no longer entitled to invest in or be granted new carried interests in these programs, they will continue to receive distributions if and when they are earned.

(6)	The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments, an interest discount rate of 5.60% for 2010, 4.85% for 2011, 4.05% for 2012 and 4.95% for 2013, a Cash Balance Formula interest crediting rate of 4.25% for 2010, 4.25% for 2011, 4.25% for 2012 and 4.25% for 2013, and a PSI Cash Balance Formula interest crediting rate of 5.00% for 2012 and 5.00% for 2013. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld and Baird accrue pension benefits under the Traditional Pension Formula and Messrs. Carbone, Falzon, Grier, and Lowrey accrue pension benefits under the Cash Balance Formula (both formulas are described in the Pension Benefits section of this Proxy Statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2012).

The amounts reported in this column include payments from the Supplemental Retirement Plan of $2,286,774 for Mr. Carbone, $14,415 for Mr. Grier, and $9,399 for Mr. Lowrey in 2012; $19,017 for Mr. Carbone, $485 for Mr. Falzon, $2,431 for Mr. Grier, $21,454,225 for Mr. Baird, and $1,395 for Mr. Lowrey in 2013; and above-market interest on the SESP of $2,451 for Mr. Strangfeld, $859 for Mr. Carbone, $79 for Mr. Falzon, $1,616 for Mr. Grier, $753 for Mr. Baird, and $635 for Mr. Lowrey.

The actual change in pension value for Mr. Strangfeld in 2013 was $(856,310). In accordance with SEC instructions, the amount included in this column for the change in pension value for 2013 is $0.

(7)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

(8)	Mr. Falzon was appointed an executive officer in March 2013.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	59

Executive Compensation

All Other Compensation

	Year	Perquisites(1)	PESP Contributions(2)	SESP Contributions(2)	Total
John R. Strangfeld	2013	$33,508	$8,615	$45,800	$87,923
	2012	$50,691	$8,615	$46,000	$105,306
	2011	$40,380	$7,692	$46,200	$94,272
Robert M. Falzon	2013	$12,838	$7,785	$13,585	$34,208
Richard J. Carbone	2013	$3,841	$8,885	$17,800	$30,526
	2012	$23,397	$10,000	$18,000	$51,397
	2011	$22,729	$9,800	$18,200	$50,729
Mark B. Grier	2013	$36,292	$10,200	$37,400	$83,892
	2012	$35,272	$10,000	$37,600	$82,872
	2011	$49,574	$9,800	$37,800	$97,174
Edward P. Baird	2013	$21,613	$10,200	$20,600	$52,413
	2012	$25,722	$10,000	$20,800	$56,522
	2011	$24,227	$9,800	$21,000	$55,027
Charles F. Lowrey	2013	$17,577	$10,200	$20,600	$48,377
	2012	$18,311	$9,892	$20,800	$49,003
	2011	$16,613	$9,800	$21,000	$47,413

(1)	For Messrs. Strangfeld and Grier, the amounts reported in the Perquisites column for 2013 represent the incremental cost for security services of $13,625 and $8,321, respectively, and the costs associated with Company-provided vehicles for personal and commuting purposes of $19,883 and $27,971, respectively. For Messrs. Carbone, Baird, Falzon and Lowrey, the amounts reported represent the costs of commuting and limited personal use of Company-provided vehicles. The amounts reported in the table for commuting and personal use of vehicles reflect our determination of the costs allocable to the actual commuting and personal use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(2)	The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan which provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan (the “SESP”), a non-qualified plan which provides employees who exceed the Internal Revenue Code earnings limit ($255,000 in 2013) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP (after one year of service) and 100% of an employee’s deferrals under the SESP.

60	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Executive Compensation

Grants of Plan-based Awards

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Program (including our Book Value Performance Plan) and grants of equity awards made during 2013 for 2012 performance.

2013 Grants of Plan-based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards; Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold (#)	Target (#)	Maximum (#)
John R. Strangfeld	02/12/13			29,571	44,357			1,685,547
	02/12/13			29,571	44,357			1,685,547
	02/12/13					247,094	57.00	3,380,246
	02/12/13	3,389,035
Robert M. Falzon	02/12/13			6,958	10,437			396,606
	02/12/13			6,958	10,437			396,606
	02/12/13					58,140	57.00	795,355
	02/12/13	491,056
Richard J. Carbone	02/12/13			6,958	10,437			396,606
	02/12/13			6,958	10,437			396,606
	02/12/13					58,140	57.00	795,355
	02/12/13	1,142,581
Mark B. Grier	02/12/13			24,353	36,530			1,388,121
	02/12/13			24,353	36,530			1,388,121
	02/12/13					203,489	57.00	2,783,730
	02/12/13	2,847,589
Edward P. Baird	02/12/13			12,177	18,266			694,089
	02/12/13			12,177	18,266			694,089
	02/12/13					101,745	57.00	1,391,872
	02/12/13	1,690,071
Charles F. Lowrey	02/12/13			15,655	23,483			892,335
	02/12/13			15,655	23,483			892,335
	02/12/13					130,814	57.00	1,789,536
	02/12/13	2,115,103

(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the value of the book value units awarded to the NEOs under the Omnibus Plan on February 12, 2013 based on the book value per share of $58.12 as originally reported as of December 31, 2012.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2013. Performance share and performance unit awards are granted for a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals. The ROE goals for the 2013 grant are within a range of 9.5% to 14.5%.

(3)	The amounts reported in the All Other Option Awards column represent the number of stock options granted to NEOs under the Omnibus Plan in 2013. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant dates.

The exercise price for these stock options is the closing price of our Common Stock on the grant date of February 12, 2013 ($57.00 per share).

(4)	The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date of February 12, 2013 ($57.00 per share).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a Named Executive Officer would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, 5.52 year life expected for each option, expected dividend yield is 3%, risk-free rate of return of 1.01%, and expected price volatility of 36.44%.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	61

Executive Compensation

Outstanding Equity Awards

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2013. The equity awards reported in the Stock Awards columns consist of performance share and performance unit awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2013 Outstanding Equity Awards at Fiscal Year-end Table

		Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($	)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($) (2)
John R. Strangfeld	2/12/2013	0	247,094	57.00		2/12/2023	59,142	5,454,075
	2/14/2012	74,561	149,124	59.41		2/14/2022	61,540	5,675,219
	2/8/2011	113,778	56,889	64.01		2/8/2021	52,272	4,820,524
	2/9/2010	135,136	0	48.36		2/9/2020
	2/12/2008	146,315	0	69.03		2/12/2018
	1/18/2008	143,177	0	80.00		1/18/2018
	2/13/2007	66,310	0	91.73		2/13/2017
	2/14/2006	71,628	0	76.15		2/14/2016
	2/8/2005	95,026	0	55.75		2/8/2015
Robert M. Falzon	2/12/2013	0	58,140	57.00		2/12/2023	13,916	1,283,334
	2/14/2012	0	8,772	59.41		2/14/2022	3,620	333,836
	2/8/2011	0	3,556	64.01		2/8/2021	3,268	301,375
Richard J. Carbone	2/12/2013	0	58,140	57.00		2/12/2023	13,916	1,283,334
	2/14/2012	0	35,088	59.41		2/14/2022	14,480	1,335,346
	2/8/2011	0	9,956	64.01		2/8/2021	9,148	843,629
	1/18/2008	45,393	0	80.00		1/18/2018
	2/13/2007	27,169	0	91.73		2/13/2017
Mark B. Grier	2/12/2013	0	203,489	57.00		2/12/2023	48,706	4,491,667
	2/14/2012	57,895	115,790	59.41		2/14/2022	47,784	4,406,640
	2/8/2011	88,178	44,089	64.01		2/8/2021	40,510	3,735,832
	1/18/2008	120,806	0	80.00		1/18/2018
	2/13/2007	66,310	0	91.73		2/13/2017
	2/14/2006	63,669	0	76.15		2/14/2016
Edward P. Baird	2/12/2013	0	101,745	57.00		2/12/2023	24,354	2,245,926
	2/14/2012	30,702	61,404	59.41		2/14/2022	25,340	2,336,855
	2/8/2011	42,666	21,334	64.01		2/8/2021	19,602	1,807,696
	2/9/2010	41,581	0	48.36		2/9/2020
	2/10/2009	55,918	0	25.30		2/10/2019
	2/12/2008	33,765	0	69.03		2/12/2018
	1/18/2008	44,743	0	80.00		1/18/2018
	2/13/2007	12,895	0	91.73		2/13/2017
	2/14/2006	13,928	0	76.15		2/14/2016
	2/8/2005	17,748	0	55.75		2/8/2015
Charles F. Lowrey	2/12/2013	0	130,814	57.00		2/12/2023	31,310	2,887,408
	2/14/2012	35,088	70,176	59.41		2/14/2022	28,960	2,670,691
	2/8/2011	49,778	24,889	64.01		2/8/2021	22,870	2,109,071
	2/9/2010	41,581	0	48.36		2/9/2020
	2/10/2009	68,966	0	25.30		2/10/2019
	2/12/2008	41,644	0	69.03		2/12/2018
	1/18/2008	35,795	0	80.00		1/18/2018
	2/13/2007	7,369	0	91.73		2/13/2017
	2/14/2006	7,959	0	76.15		2/14/2016
	2/8/2005	6,988	0	55.75		2/8/2015

(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant, except for the options granted on January 18, 2008.

In the case of the options granted to Messrs. Strangfeld, Grier, Baird, and Lowrey on that date, these options vested as to one-half of the underlying shares after two years, and as to one-quarter of the underlying shares each after year three and four. In the case of the options granted to Mr. Carbone on that date, this option vested as to two-thirds of the underlying shares after two years, except as provided in the grant acceptance agreement related to this grant. The remaining one-third of the underlying shares became exercisable three years from the date of grant.

(2)	The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each Named Executive Officer at the target payout level for the 2011, 2012, and 2013 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the target payout level for the 2011, 2012 and 2013 grants, based on the closing market price for our Common Stock on December 31, 2013 ($92.22 per share).

Grants were made for three-year performance cycles with the 2011 grant as the 2011-2013 performance cycle, the 2012 grant as the 2012-2014 performance cycle, and the 2013 grant as the 2013-2015 performance cycle.

62	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of options and stock awards that vested from January 1, 2013 through December 31, 2013.

2013 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
John R. Strangfeld	354,122	10,105,406	81,553	4,663,829
Robert M. Falzon	21,893	743,165	4,314	245,898
Richard J. Carbone	164,319	3,599,405	15,358	877,894
Mark B. Grier	309,007	9,595,610	70,345	4,024,973
Edward P. Baird	18,344	382,890	17,248	983,136
Charles F. Lowrey	0	0	17,248	983,136

(1)	The amounts in the Stock Awards — Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2010 performance shares grants and payout of the 2010 performance units grants in cash. For Messrs. Strangfeld, Carbone and Grier, also represents the third vesting of the 2010 special restricted stock grants.

(2)	The amounts in the Stock Awards — Value Realized on Vesting column represent the product of the number of restricted stock units, performance shares and performance units released and the closing sale price of our Common Stock on February 8, 2013 for the vesting of February 9, 2013, $57.60 and on the date of vesting on February 12, 2013, $57.00.

Pension Benefits

As part of its compensation review, the Compensation Committee considered the dollar amount change in pension value for Mr. Strangfeld and the other NEOs. The change in the present value of Mr. Strangfeld’s pension for 2013 reflects a number of factors, including his 36 years of service, his age, his average earnings and the increase in historically low interest rates. Potential pension values may fluctuate significantly from year to year and it is expected that in 2014, even if the discount rate is unchanged, Mr. Strangfeld’s pension accrual will be substantially increased. Alternatively, if the discount rate were to rise further, it is possible that Mr. Strangfeld’s change in pension value in subsequent years could again be a negative amount. Given this inherent volatility, the Committee will continue to monitor future accruals for Mr. Strangfeld and the other NEOs. The Traditional Pension Formula that applies to Mr. Strangfeld was closed to employees hired on or after January 1, 2001.

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2013, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2000 generational mortality table with white collar adjustments and an interest discount rate of 4.95%. Cash Balance Formula and PSI Cash Balance Formula accounts are assumed to grow with interest at 4.25% and 5.00%, respectively, until commencement of pension benefits. No additional earnings or service after December 31, 2013 are included in the calculation of the accumulated benefits.

2013 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	36		2,642,496	—
	Supplemental Retirement Plan—Traditional Pension Formula	36		52,943,479	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	31,189	—
Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	30		1,055,679	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	64,601	—
	Supplemental Retirement Plan—Cash Balance Formula	30		136,392	485	(3)
Richard J. Carbone	Merged Retirement Plan—Cash Balance Formula	16		2,514,271	—
	Supplemental Retirement Plan—Cash Balance Formula	16		431,128	19,017	(4)
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	18		2,020,105	—
	Supplemental Retirement Plan—Cash Balance Formula	18		6,229,165	2,431	(3)
Edward P. Baird	Merged Retirement Plan—Traditional Benefit Formula	34		2,886,748	—
	Merged Retirement Plan—Cash Balance Formula	n/a	(1)	3,840	—
	Supplemental Retirement Plan—Traditional Pension Formula	34		—	21,426,564	(5)
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	—	27,661	(5)
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	12		1,496,442	—
	Supplemental Retirement Plan—Cash Balance Formula	12		681,365	1,395	(3)

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)	Mr. Falzon transferred to Prudential in 1998 and began accruing pension benefits under the Traditional Pension Formula (and subsequently the Cash Balance Formula upon his election of this formula in 2001). As a result, ongoing service is not a consideration in determining this benefit.

(3)	This payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for FICA taxes due and accrued in 2012 on this benefit, and federal, state and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

(4)	This amount represents a distribution from the Supplemental Retirement Plan Cash Balance Formula to distribute the entire benefit accrued under this plan on January 1, 2013 (a mandatory payment date under the terms of the Supplemental Retirement Plan since he is over age 65).

(5)

This amount represents a distribution from the Supplemental Retirement Plan to distribute the entire benefit accrued under this plan on May 1, 2013, the first of the month following Mr. Baird’s 65th birthday (a mandatory payment date under the terms of the Supplemental Retirement Plan).

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	63

Executive Compensation

The Merged Retirement Plan

Our indirect wholly owned subsidiary, Prudential Insurance, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”

TRADITIONAL PENSION FORMULA

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(0.75% x Average Eligible Earnings up to Covered Compensation

+

1.35% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2013, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2005, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service;

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

•

If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012. (Messrs. Strangfeld and Baird each elected to receive their Supplemental Retirement Plan benefit in the form of a lump sum; consequently, this provision does not apply to them.)

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2014 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

CASH BALANCE FORMULA

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account which is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2013 was 4.25%.

64	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Executive Compensation

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50%, 75%, or 100% joint and survivor annuity or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Carbone, Falzon and Grier) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until (other than for Mr. Carbone) and benefits will commence on:

•	for Messrs. Strangfeld and Baird (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula;

•	for Messrs. Falzon, Grier and Lowrey, the participant’s Normal Retirement Date; and

•	for Mr. Carbone, January 1, 2014.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

PSI CASH BALANCE FORMULA

The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Mr. Falzon is the only NEO with a benefit under this formula.

PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2013 was 5.00%.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50%, 75%, or 100% joint and survivor annuity, 50% or 100% contingent annuity, or single life annuity with 5 or 10 years guaranteed.

As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence on, the participant’s Normal Retirement Date.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Supplemental Retirement Plan and the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65. No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Messrs. Strangfeld and Baird are not eligible for benefits under the Early Retirement Benefits provision of the Prudential SERPs because they are already eligible for an unreduced benefit under the Traditional Pension Formula. Mr. Lowrey is not eligible for Prudential SERPs benefits because he was hired in 2001 and does not have a Grandfathered Benefit under the Cash Balance Formula. Because Mr. Falzon would be eligible for retirement upon an involuntary termination, and otherwise would have a reduced benefit on the Grandfathered Benefit portion of his benefit under the Cash Balance Formula, he is potentially eligible for benefits under the Early Retirement Benefits provision. Were Mr. Falzon to qualify for Early Retirement Benefits, the Grandfathered Benefit portion of his benefits would not be subject to reduction upon an involuntary termination of employment.

In 2008, the NEOs (with the exception of Mr. Lowrey) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO (with the exception of Mr. Falzon) elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum. By doing so, Messrs. Carbone and Grier forfeited their eligibility for a Prudential SERPs benefit since these benefits are not provided to participants under the Cash Balance Formula who receive their benefit in a lump sum. Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	65

Executive Compensation

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:

2013 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year	($)(1)	Registrant Contributions in Last Fiscal Year	($)(2)	Aggregate Earnings in Last Fiscal Year	($)	Aggregate Withdrawals/ Distributions ($	)(3)	Aggregate Balance at Last Fiscal Year End ($	)(4)
John R. Strangfeld	SESP	45,800		45,800		32,329		—		1,011,180
	Deferred Compensation	0		0		2,097,746		—		7,652,630
Robert M. Falzon	SESP	13,585		13,585		1,219		—		56,415
	Deferred Compensation	0		0		335,213		—		2,004,118
Richard J. Carbone	SESP	17,800		17,800		11,319		—		359,377
	Deferred Compensation	0		0		268,769		(152,329)		4,027,398
Mark B. Grier	SESP	37,400		37,400		21,441		—		680,300
	Deferred Compensation	0		0		—		—		—
Edward P. Baird	SESP	20,600		20,600		10,031		—		324,513
	Deferred Compensation	0		0		—		—		—
Charles F. Lowrey	SESP	20,600		20,600		8,517		—		279,761
	Deferred Compensation	0		0		667,595		—		10,161,494

(1)	The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from the annual Bonus.

(2)	The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)	The amounts reported in the Aggregate Withdrawals/Distributions column represent distributions in 2013 from the Deferred Compensation Plan for Mr. Carbone for the 2000 plan year in the form of monthly payments that began in 2003 and the 2001 plan year that began as monthly payments in 2007. Distribution options for payments under the Deferred Compensation Plan are chosen as lump sum or monthly payments over a period of up to 10 years. A recordkeeping account is created for the deferred earnings for the participant. Interest is earned on the account based on the participant’s notional fund elections.

(4)	The amounts reported in the Aggregate Balance at Last Fiscal Year-End column represent balances from the SESP and the Deferred Compensation Plan and includes various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

THE SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($255,000 in 2013) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2013 was 3.50%. A participant’s account is distributed to the employee six months after the participant’s separation from service.

THE DEFERRED COMPENSATION PLAN

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

Post-Employment Compensation Arrangements

While we have not entered into employment agreements with our executive officers, including the NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Mr. Strangfeld does not participate in the Severance Plan.

66	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Executive Compensation

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/ Life
Voluntary Termination; Early or Normal Retirement	—	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	—	Merged Retirement Plan and Supplemental Retirement Plan	—
Involuntary Termination Without Cause	Severance Plan	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	—
Separation Due to Change in Control[1]	Change in Control Program	Change in Control Program and Annual Incentive Program	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	Change in Control Program
Separation Due to Disability	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	Prudential Welfare Benefits Plan
Separation Due to Death	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

Voluntary Termination; Early or Normal Retirement

SEVERANCE

—

Annual Incentives

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

STOCK OPTIONS

Omnibus Plan*: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, (x) upon a voluntary termination of employment before January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (y) upon a voluntary termination of employment on or after January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unexercised stock options remain exercisable for a period of up to five years after termination.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan*: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee.

Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan*: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

*	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) for stock options granted in 2005 or later, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted in 2004 or earlier, all stock options are cancelled, and (iii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

SERP

—

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

HEALTH/LIFE

—

Involuntary Termination Without Cause

SEVERANCE

Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	67

Executive Compensation

STOCK OPTIONS

Omnibus Plan**: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan**: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan**: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

**	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination, and (iii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest.

SERP

Prudential SERP: Mr. Falzon would be retirement eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Baird based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks).

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Carbone, Falzon, Grier and Lowrey based on the amount of severance.

HEALTH/LIFE

—

Separation Due to Change in Control 1

SEVERANCE

Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and bonus (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

(1)

Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

ANNUAL INCENTIVES

Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

STOCK OPTIONS

Change in Control Program and Omnibus Plan: accelerated vesting of stock options only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

PERFORMANCE SHARES/PERFORMANCE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in cash or shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

BOOK VALUE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP

Prudential SERP: Mr. Falzon would be retirement eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

HEALTH/LIFE

Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.

68	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

Executive Compensation

Separation Due to Disability

SEVERANCE

—

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

—

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Falzon, Grier and Lowrey would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

HEALTH/LIFE

Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

Separation Due to Death

SEVERANCE

—

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

—

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

HEALTH/LIFE

—

Potential Payments Upon

Termination or Change in Control

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2013 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the Company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2013, the last business day of 2013, and using the closing market price of our Common Stock on December 31, 2013 ($92.22 per share).

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2014, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

The following items have been excluded from the table:

•

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this Proxy Statement).

•

Additional payments to the NEOs under the PESP and The Prudential Welfare Benefits Plan (a plan providing, among other things, life insurance, disability insurance, medical insurance, and dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•

The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options. The NEOs will receive no additional payments in the event of a termination of employment for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	69

Executive Compensation

Estimated Post-Employment Payments and Benefits

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						19,014,479	(1)
	Annual Incentive		7,800,000	(2)	7,800,000	(2)	5,600,000		6,010,000		6,010,000
	Long-term Incentive:	Stock Options(3)
		Performance Shares					7,974,909	(4)	7,974,909	(4)	7,974,909	(4)
		Performance Units					7,974,909	(5)	7,974,909	(5)	7,974,909	(5)
	Book Value Performance	Book Value Units					6,391,815	(6)	6,391,815	(6)	6,391,815	(6)
	Benefits:	SERP
		Health/Life					26,966	(7)	1,723,969
		Addtl. Retire Accruals	4,945,997		4,945,997		2,047,413		2,587,604		1,290,486
	Total		12,745,997		12,745,997		49,030,491		32,663,206		29,642,119
Robert M. Falzon	Severance Payment				2,367,600		3,814,907	(1)
	Annual Incentive				1,990,000	(2)	1,450,000		928,400		928,400
	Long-term Incentive:	Stock Options(3)
		Performance Shares					959,272	(4)	959,272	(4)	959,272	(4)
		Performance Units					959,272	(5)	959,272	(5)	959,272	(5)
	Book Value Performance	Book Value Units					717,360	(6)	717,360	(6)	717,360	(6)
	Benefits:	SERP			233,906		233,906
		Health/Life					35,216	(7)	4,654,539
		Addtl. Retire Accruals			413,225		137,502		1,421,339		89,126
	Total		0	(8)	5,004,731		8,307,435		9,640,182		3,653,430
Richard J. Carbone	Severance Payment				4,937,600		8,278,536	(1)
	Annual Incentive		2,500,000	(2)	2,500,000	(2)	1,750,000		2,591,700		2,591,700
	Long-term Incentive:	Stock Options(3)
		Performance Shares					1,731,154	(4)	1,731,154	(4)	1,731,154	(4)
		Performance Units					1,731,154	(5)	1,731,154	(5)	1,731,154	(5)
	Book Value Performance	Book Value Units					2,040,980	(6)	2,040,980	(6)	2,040,980	(6)
	Benefits:	SERP
		Health/Life					25,403	(7)	2,203,312
		Addtl. Retire Accruals	346,718		1,031,499		242,703		359,435		362,838
	Total		2,846,718		8,469,099		15,799,930		10,657,735		8,457,826
Mark B. Grier	Severance Payment				9,472,500		15,669,888	(1)
	Annual Incentive		6,500,000	(2)	6,500,000	(2)	4,800,000		5,125,000		5,125,000
	Long-term Incentive:	Stock Options(3)
		Performance Shares					6,317,070	(4)	6,317,070	(4)	6,317,070	(4)
		Performance Units					6,317,070	(5)	6,317,070	(5)	6,317,070	(5)
	Book Value Performance	Book Value Units					5,266,402	(6)	5,266,402	(6)	5,266,402	(6)
	Benefits:	SERP
		Health/Life					24,334	(7)	13,114,799
		Addtl. Retire Accruals	778,228		1,912,346		574,692		3,162,540		620,125
	Total		7,278,228		17,884,846		38,969,456		39,302,881		23,645,667
Edward P. Baird	Severance Payment				5,705,100		12,632,538	(1)
	Annual Incentive		4,050,000	(2)	4,050,000	(2)	3,000,000		3,033,400		3,033,400
	Long-term Incentive:	Stock Options(3)
		Performance Shares					3,195,239	(4)	3,195,239	(4)	3,195,239	(4)
		Performance Units					3,195,239	(5)	3,195,239	(5)	3,195,239	(5)
	Book Value Performance	Book Value Units					3,000,400	(6)	3,000,400	(6)	3,000,400	(6)
	Benefits:	SERP
		Health/Life					26,966	(7)	2,715,967
		Addtl. Retire Accruals	1,207,336		2,970,962		9,691		47,788		808,959
	Total		5,257,336		12,726,062		25,060,073		15,188,033		13,233,237
Charles F. Lowrey	Severance Payment				7,430,100		11,263,892	(1)
	Annual Incentive		5,600,000	(2)	5,600,000	(2)	4,000,000		4,183,400		4,183,400
	Long-term Incentive:	Stock Options(3)
		Performance Shares					3,833,585	(4)	3,833,585	(4)	3,833,585	(4)
		Performance Units					3,833,585	(5)	3,833,585	(5)	3,833,585	(5)
	Book Value Performance	Book Value Units					3,779,850	(6)	3,779,850	(6)	3,779,850	(6)
	Benefits:	SERP
		Health/Life					31,863	(7)	13,502,129
		Addtl. Retire Accruals	509,102		1,184,579		363,644		4,203,034		384,873
	Total		6,109,102		14,214,679		27,106,419		33,335,583		16,015,293

(1)	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

(2)	Includes annual incentive award amount for 2013 performance.

(3)	For disability and death, accelerated vesting of all stock options with up to three years to exercise.

(4)	Includes the value of 2011, 2012, and 2013 target performance shares paid based on the closing market price of our Common Stock on December 31, 2013 ($92.22 per share).

(5)	Includes the value of 2011, 2012, and 2013 target performance units paid based on the closing market price of our Common Stock on December 31, 2013 ($92.22 per share).

(6)	Includes the value of 2011, 2012, and 2013 book value units paid based on the Company’s book value per share as of December 31, 2013 ($59.99 per share).

(7)	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2014 premium and contribution rates continue for the full 18 months.

(8)	Not eligible for additional payments or benefits upon voluntary termination.

70	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

General Information About The Meeting

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote

You are entitled to vote your Common or Class B Stock if our records show that you held your shares as of the record date, March 14, 2014. At the close of business on that date, a total of 460,979,359 shares of Common Stock and 2,000,000 shares of Class B Stock were outstanding and entitled to vote. Each share of Common Stock and Class B Stock is entitled to one vote, and vote together as a single class on the matters submitted for a vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: for each director nominee, for ratification of the appointment of the independent registered public accounting firm, for the advisory vote to approve named executive officer compensation, and against the shareholder proposal regarding executive stock ownership.

Matters to Be Presented

We are not aware of any matters to be presented at the Annual Meeting, other than those described in this proxy statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, or attend the meeting and vote your shares in person.

How Votes Are Counted

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting 50% of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. Although the advisory vote in Item 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take it into account in making a determination concerning executive compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote to approve executive compensation, and the shareholder proposal regarding executive stock ownership, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election, in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	71

General Information About The Meeting

Board Recommendations

The board recommends that you vote FOR each of the Director Nominees, FOR the

Ratification of the Appointment of the Independent Registered Public Accounting Firm,

FOR the Advisory Vote to approve named Executive Officer Compensation, and

AGAINST the Shareholder Proposal on Executive Stock Ownership.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

You may listen to the Annual Meeting on the Internet by visiting www.investor.prudential.com. Please log in a few minutes early in the event you need to download any required software.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2015 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than the close of business on November 25, 2014.

Proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Margaret M. Foran, Chief Governance Officer and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street,

Newark, NJ 07102. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2015 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see above), not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 14, 2014, and no later than January 13, 2015. However, if the 2015 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. The Chairman may refuse to acknowledge or introduce any such matter at the Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

ELIMINATING DUPLICATIVE PROXY MATERIALS

A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

72	Notice of Annual Meeting of Shareholders and 2014 Proxy Statement

General Information About The Meeting

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

DELIVERY OF PROXY MATERIALS

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials – which will include an Annual Report, Proxy Statement, and proxy card – or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2014 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Shareholders to Be Held on May 13, 2014: Our 2014 Proxy Statement and Annual Report for the year ended December 31, 2013, are available free of charge on our website at www.prudential.com/governance.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Notice of Annual Meeting of Shareholders and 2014 Proxy Statement	73

Value Creation Model

PRUDENTIAL'S MISSION:

To help our customers achieve financial prosperity and peace of mind.

PRUDENTIAL'S VISION:

	Financial	Intellectual	Human	Social
RISKS	• Global economic and social volatility • The level and volatility of interest rates and equity markets • Complex insurance and financial products	• Impaired trust in industry • Financial and regulatory environment	• Attracting and retaining crucial talent	• Underserved communities • Effects of climate change
OPPORTUNITIES	• Strong investment, actuarial and risk management skills may attract customers and enhance financial results • Financial strength and capacity enhances flexibility and competitiveness	• Improving understanding of business may strengthen trust • Good public policy supports value creation	• Reputation as employer of choice supports recruitment, retention and loyalty	• Functioning local economies can strengthen pipelines for talent and customers
RESOURCES	• Prudential's Assets • Client Assets Under Management • Overall financial strength • Global platform • Capital & diversification • Previous performance	• Thought leadership in retirement and financial services • Ethical culture • History of product innovation	• Diverse, talented employees • Collaborative mindset • Seasoned management team with strong succession planning	• Strong corporate social responsibility program inclusive of grants, volunteer services and social investments • Environmental commitment
BUSINESS ACTIVITIES	• Individual and group insurance	• Investments	• Retirement solutions	• Corporate activities
STRATEGY	• High value-added products meeting long-term, sophisticated client needs • Complementary high-quality businesses	• Integrity in a diverse and inclusive culture	• Growing financial strength	• Creating shared value through corporate social responsibility
OUTPUTS	• Increased book value, shareholder distributions and share price • Benefits for and payments to customers, shareholders • ROI, ROE, AOI • Taxes • Fulfilling promises to customers, employees, vendors and investors	• New longevity risk management products • Studies outlining needs of underserved markets • Research on retirement issues	• Engaged employees resulting in a competitive advantage	• Resilient communities • Strong brand • Tradition of service

PRINTED ON RECYCLED PAPER WITH 10% POST-CONSUMER WASTE

PRU

Rock Solid® Business, Sustainable Future.

PAPERS PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRINTED WITH VEGETABLE-BASED INKS AND RENEWABLE ENERGY.

Prudential

Value Creation Model

PRUDENTIAL’S MISSION: PRUDENTIAL’S VISION:

To help our customers achieve financial To distinguish Prudential as an admired prosperity and peace of mind. multinational financial services leader, trusted partner, and provider of innovative solutions for growing and protecting wealth.

As a member of the International Integrated Reporting activities that affect the ability of Prudential to keep its promises Council Pilot Program, Prudential has been participating in to our investors and customers now and well into the future. the development of a framework that helps investors better Detailed data on financial results and other outputs of the model understand the process that underlies a company’s short-, are available at www.prudential.com or in Prudential’s Annual medium- and long-term value creation.

Report and the company’s Sustainability Report. Additional This infographic portrays a model of Prudential’s process at the information about integrated reporting is offered at www.theiirc.org. conceptual level, tying together the direct business and corporate

Financial Intellectual Human Social

Global economic and Impaired trust in industry Attracting and retaining Underserved communities social volatility Financial and regulatory crucial talent Effects of climate change

The level and volatility of environment SKS interest rates and equity RI markets

Complex insurance and ?nancial products

Strong investment, actuarial Improving understanding Reputation as employer of Functioning local economies E S and risk management skills of business may choice supports recruitment, can strengthen pipelines for

IT I

N may attract customers and strengthen trust retention and loyalty talent and customers U enhance ?nancial results Good public policy supports

Financial strength and value creation OPPORT capacity enhances ?exibility and competitiveness

Prudential’s Assets Thought leadership in Diverse, talented employees Strong corporate social

Client Assets retirement and Collaborative mindset responsibility program RCES Under Management financial services inclusive of grants, volunteer U O Seasoned management services and social

Overall financial strength Ethical culture team with strong succession

R ES investments

Global platform History of product innovation planning

Capital & diversi?cation Environmental commitment

Previous performance

BUSINESS ACTIVITIES

Individual and group Investments Retirement solutions Corporate activities insurance

STRATEGY

High value-added products Integrity in a diverse and Growing financial strength Creating shared value through meeting long-term, inclusive culture corporate social responsibility sophisticated client needs

Complementary high-quality businesses

Increased book value, New longevity risk Engaged employees resulting Resilient communities shareholder distributions management products in a competitive advantage Strong brand and share price

Studies outlining needs of Tradition of service

Benefits for and payments underserved markets S UT to customers, shareholders Research on P ROI, ROE, AOI retirement issues

UT

O Taxes

Ful?lling promises to customers, employees, vendors and investors

PAPERS PRODUCED UNDER A

PRINTED ON REYCLED SUSTAINABLE FOREST MANAGEMENT PAPER WITH 10% PROGRAM. PRINTED WITH VEGETABLE-POST-CONSUMER WASTE BASED INKS AND RENEWABLE ENERGY.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your proxy, you may choose to vote online or by telephone.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 12, 2014.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Mark B. Grier	☐	☐	☐	09 - Christine A. Poon	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - Constance J. Horner	☐	☐	☐	10 - Douglas A. Scovanner	☐	☐	☐
	03 - Gilbert F. Casellas	☐	☐	☐	07 - Martina Hund-Mejean	☐	☐	☐	11 - John R. Strangfeld	☐	☐	☐
	04 - James G. Cullen	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - James A. Unruh	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.	☐	☐	☐	4. Shareholder proposal regarding executive stock ownership.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01R39F

ANNUAL MEETING OF SHAREHOLDERS May 13, 2014, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You may vote via the telephone number or website on the front of this card. When voting on the Internet, you can also register to receive electronic delivery of future proxy materials. Votes must be received by 11:59 p.m. EDT, May 12, 2014, if submitted via the phone or Internet. Votes submitted by returning this proxy card in the mail must be received by 10:00 a.m. EDT, May 13, 2014.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 13, 2014.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 25, 2014, appoints Susan L. Blount, Margaret M. Foran and John R. Strangfeld, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 14, 2014, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 13, 2014, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2014.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

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Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your proxy, you may choose to vote online or by telephone.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 12, 2014.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Mark B. Grier	☐	☐	☐	09 - Christine A. Poon	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - Constance J. Horner	☐	☐	☐	10 - Douglas A. Scovanner	☐	☐	☐
	03 - Gilbert F. Casellas	☐	☐	☐	07 - Martina Hund-Mejean	☐	☐	☐	11 - John R. Strangfeld	☐	☐	☐
	04 - James G. Cullen	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - James A. Unruh	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.	☐	☐	☐	4. Shareholder proposal regarding executive stock ownership.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01RW0B

ANNUAL MEETING OF SHAREHOLDERS May 13, 2014, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You may vote via the telephone number or website on the front of this card. When voting on the Internet, you can also register to receive electronic delivery of future proxy materials. Votes must be received by 11:59 p.m. EDT, May 12, 2014, if submitted via the phone or Internet. Votes submitted by returning this proxy card in the mail must be received by 10:00 a.m. EDT, May 13, 2014.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Prudential Financial, Inc. Class B Stock

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 13, 2014.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 25, 2014, appoints Susan L. Blount, Margaret M. Foran, and John R. Strangfeld, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Class B Stock of Prudential Financial, Inc. held of record on March 14, 2014, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 13, 2014, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2014.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

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IMPORTANT SHAREHOLDER INFORMATION YOUR VOTE COUNTS!

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2014, 2:00 p.m. EDT at

Prudential’s Corporate Headquarters,

751 Broad Street, Newark, New Jersey 07102

You can vote and obtain proxy materials online.

VOTING INSTRUCTIONS ARE LOCATED BELOW

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 13, 2014

The proxy materials for the annual meeting are available online. The items to be voted on are listed below. Follow the instructions to view the materials and vote online. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1-3 and AGAINST Proposal 4:

1.	Election of Directors: Thomas J. Baltimore, Jr., Gordon M. Bethune, Gilbert F. Casellas, James G. Cullen, Mark B. Grier, Constance J. Horner, Martina Hund-Mejean, Karl J. Krapek, Christine A. Poon, Douglas A. Scovanner, John R. Strangfeld and James A. Unruh.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.
3.	Advisory vote to approve named executive officer compensation.
4.	Shareholder proposal regarding executive stock ownership.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to shareholders are available at www.investorvote.com/prudential.

Easy Online Access — A Convenient Way to Vote!
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1:	Go to www.investorvote.com/prudential
Step 2:	Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences.
Step 5:	Make your voting selections as instructed on the screen and click the vote button to submit your vote.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card.

¢	+

01R3AF

Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 2, 2014, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. EDT on May 12, 2014, via the Internet or telephone or after 10:00 a.m. EDT on May 13, 2014, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 13, 2014, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m. EDT.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
MANAGEMENT PROGRAM.

      01R3AF

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your proxy, you may choose to vote online or by telephone.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 7, 2014, for PESP Shares and by 11:59 p.m. EDT, May 12, 2014, for Registered Shares.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Mark B. Grier	☐	☐	☐	09 - Christine A. Poon	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - Constance J. Horner	☐	☐	☐	10 - Douglas A. Scovanner	☐	☐	☐
	03 - Gilbert F. Casellas	☐	☐	☐	07 - Martina Hund-Mejean	☐	☐	☐	11 - John R. Strangfeld	☐	☐	☐
	04 - James G. Cullen	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - James A. Unruh	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.	☐	☐	☐	4. Shareholder proposal regarding executive stock ownership.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01RW1B

ANNUAL MEETING OF SHAREHOLDERS May 13, 2014, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) held in The Prudential Financial, Inc. Common Stock Fund (the “Fund”) and deemed to be credited to your account in The Prudential Employee Savings Plan (“PESP”) on March 11, 2014, as well as your shares of Common Stock registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 14, 2014.

You only need to vote once. This card enables you to provide voting instructions to the PESP shares and submit your vote directly on your Registered Shares. Your vote will remain confidential. Please review the enclosed letter from the PESP Trustee dated March 31, 2014, for more information on voting your PESP shares.

You may vote via the telephone number or website on the front of this card. Your vote must be received by 11:59 p.m. EDT, May 7, 2014, in order for your instructions to apply to your PESP shares and by 11:59 p.m. EDT, May 12, 2014, for your Registered Shares. Should you choose to vote by mailing back this card, it must be received by 11:59 p.m. EDT, May 7, 2014, for your PESP shares and by 10:00 a.m. EDT, May 13, 2014, for your Registered Shares.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+
Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 13, 2014.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 25, 2014, appoints Susan L. Blount, Margaret M. Foran and John R. Strangfeld, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 14, 2014, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 13, 2014, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Your voting instructions will also direct the PESP Trustee to vote (in person or by proxy) as indicated on the reverse side of this card. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Annual Meeting of Shareholders on May 13, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2014. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — If there are any comments that you would like to provide, please write them below.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
¢	MANAGEMENT PROGRAM.	+

Dear Shareholder:

This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. Since its inception, this program has resulted in over 500,000 trees being planted and provided 375,000 tote bags to our shareholders. This years’s tree planting will continue our work in Osceola National Forest, but will also include funding for the City of Newark’s “Greenstreets” urban reforesting project.

When you vote on the Internet, via phone, or through the mail, you can indicate your choice of either the bag or a tree planted in your honor. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Vice President, and Corporate Secretary Prudential Financial, Inc.
002CSN35BB

Margaret M. Foran Chief Governance Officer Vice President, and Corporate Secretary Prudential Financial, Inc. 751 Broad Street, Newark NJ 07102-3777 March 25, 2014

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2014 proxy statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting—www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. Since the inception of this program, we have planted more than 5000,000 trees through our partnership with American Forests and have provided 375,000 bags to our shareholders.

This year’s planting initiative will continue to support our work with American forests in Osceola National Forest in Florida, but will also include funding for the City of Newak’s “Greenstreets” urban reforesting project.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran

Chief Governance Officer,

Vice President, and Corporate Secretary

Prudential Financial, Inc.

© 2014 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ – Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•	Make proxy materials (such as the Annual Report and Proxy Statement) available on the Internet

•	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping

•	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

• Access and view the proxy materials online

• Vote your shares online

• Request a free set of printed materials

• Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via Internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSN35BA	© Copyright 2013 Computershare Limited. All rights reserved.

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone

Instead of mailing your form, you may choose to vote online or by telephone.

Votes submitted by the Internet or telephone must be received by

11:59 p.m. EDT, May 7, 2014

Vote by Internet • Go to www.investorvote.com. • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Mark B. Grier	☐	☐	☐	09 - Christine A. Poon	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - Constance J. Horner	☐	☐	☐	10 - Douglas A. Scovanner	☐	☐	☐
	03 - Gilbert F. Casellas	☐	☐	☐	07 - Martina Hund- Mejean	☐	☐	☐	11 - John R. Strangfeld	☐	☐	☐
	04 - James G. Cullen	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - James A. Unruh	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.	☐	☐	☐	4. Shareholder proposal regarding executive stock ownership.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U P X	+
01RW3B

ANNUAL MEETING OF SHAREHOLDERS May 13, 2014, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You may vote via the telephone number or website on the front of this card. Your vote must be received by 11:59 p.m. EDT, May 7, 2014.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Your vote is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 13, 2014.

The administrator and/or custodian, Computershare Shareholder Services, Inc., for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, and the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively “the Plan”), will be recording and tabulating votes associated with the Plan. You are eligible to vote if you own at least one share of Prudential Financial, Inc. Common Stock under the terms of the Plan, registered in your name with the Administrator as of the close of business on the record date of March 14, 2014. Shares voted will be counted at the Annual Meeting of Shareholders to be held on May 13, 2014, or at any adjournment or postponement thereof. Items to be voted upon are listed on the reverse side of this Voting Instruction Form and are more fully set forth in the proxy statement.

Your vote will be tabulated as directed on the reverse side of this form, if properly completed and signed. If no choice is made, your shares will be voted in accordance with the recommendation of the Board of Directors. Your vote must be received by 11:59 p.m. EDT on May 7, 2014, in order to be counted at the Annual Meeting of Shareholders.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your form, you may choose to vote online or by telephone.
Votes submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 7, 2014.

Vote by Internet • Go to www.investorvote.com. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - Mark B. Grier	☐	☐	☐	09 - Christine A. Poon	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - Constance J. Horner	☐	☐	☐	10 - Douglas A. Scovanner	☐	☐	☐
	03 - Gilbert F. Casellas	☐	☐	☐	07 - Martina Hund-Mejean	☐	☐	☐	11 - John R. Strangfeld	☐	☐	☐
	04 - James G. Cullen	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - James A. Unruh	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.	☐	☐	☐	4. Shareholder proposal regarding executive stock ownership.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01RW2B

ANNUAL MEETING OF SHAREHOLDERS May 13, 2014, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Form

Confidential Voting Instructions to Prudential Trust Company, Trustee of the Master Trust for

The Prudential Financial, Inc. Common Stock Fund of The Prudential Employee Savings Plan (“PESP”)

By signing on the reverse side or by voting on the Internet or by telephone, the PESP participant directs the Trustee to vote (in person or by proxy) as indicated on the other side of this form. This vote will apply to the number of shares of Prudential Financial, Inc. (Prudential) Common Stock deemed to be credited to the participant’s PESP account and held in the PFI Common Stock Fund (the “Fund”) on March 11, 2014, as described in the PESP Trustee’s letter dated March 31, 2014. If the voting instructions do not include a vote on a particular matter, please mark it to abstain or the shares deemed to be credited to this PESP account in the Fund will be voted as recommended by the Board of Directors. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Prudential Financial, Inc. Annual Meeting of Shareholders on May 13, 2014. Your vote will remain confidential.

Also, unless the Named Fiduciary of the PESP plan (or its delegate) directs otherwise in accordance with plan provisions, the Trustee will apply this voting instruction pro rata (along with the votes of all other eligible individuals in PESP) to all shares of PFI Common Stock held in the Fund for which the Trustee receives no voting instructions. For more information, please see the March 31, 2014, letter from the Trustee.

Your vote must be received no later than 11:59 p.m. EDT on May 7, 2014.

Only the Trustee’s authorized representatives will see these confidential voting instructions.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.